UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERSEAS SHIPHOLDING GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 6, 2017

To the Stockholders of Overseas Shipholding Group, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Overseas Shipholding Group, Inc. (the “Company”), which will be held in the Chrysler Room at Grand Hyatt New York, 109 East 42nd Street at Park Avenue, New York, New York, on Tuesday, June 6, 2017, at 12:00 P.M., Eastern Time (“ET”).

The meeting will be held for the following purposes:

(1)	To elect eight directors, the names of whom are set forth in the accompanying Proxy Statement, to serve until the 2018 Annual Meeting of Stockholders of the Company;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2017;

(3)	To approve, by advisory vote, the compensation of the Named Executive Officers for 2016 (as described in the “Compensation Discussion and Analysis” section and in the accompanying compensation tables and narrative in the accompanying Proxy Statement);

(4)	To approve, by advisory vote, whether the preferred frequency of future stockholder advisory votes on Named Executive Officer compensation disclosed in the Company’s proxy statements should be every one year, and

(5)	To approve an amendment to the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan to increase the number of shares of Common Stock by 1.5 million shares;

(6)	To transact such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on April 17, 2017 are the only stockholders entitled to notice of, and to vote at, the Annual Meeting. The stockholders list will be open to the examination of stockholders for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days prior to the Annual Meeting, at the Company’s offices, 302 Knights Run Avenue, Suite 1200, Tampa, Florida.

We are taking advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. If you received a printed copy of the materials, we have enclosed a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 with this notice and the accompanying Proxy Statement.

Your vote and that your shares be represented at the meeting are both very important. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card, even if you plan to attend the Annual Meeting in person. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

By order of the Board of Directors,

SUSAN ALLAN
Vice President, General Counsel and Corporate Secretary Tampa, Florida
April 24, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2017

The Notice of Annual Meeting of Stockholders of the Company to be held on June 6, 2017, the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at http://ir.osg.com.

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OVERSEAS SHIPHOLDING GROUP, INC.
302 Knights Run Avenue, Suite 1200
Tampa, FL 33602

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Overseas Shipholding Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 6, 2017 at 12:00 p.m. (ET), or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Chrysler Room at Grand Hyatt New York, 109 East 42nd Street at Park Avenue, New York, New York.

Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 24, 2017.

Record Date, Shares Outstanding and Voting

Only stockholders of record at the close of business on April 17, 2017 (the “Record Date”) will be entitled to vote at the Annual Meeting. The Company has one class of voting securities, its Class A Common Stock (the “Common Stock”). As of April 7, 2017, (the “Measurement Date”), 74,112,097 shares were outstanding.

All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Company at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted: (1) FOR the election of directors, (2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017, (3) FOR the approval, in an advisory vote, of the compensation for 2016 of the executive officers named in the Summary Compensation Table in this Proxy Statement (each, a “Named Executive Officer” and collectively, the “Named Executive Officers” or “NEOs”), as described in the “Compensation Discussion and Analysis” section and in the accompanying compensation tables and narrative in this Proxy Statement; (4) FOR the approval, in an advisory vote, of a one year frequency as the preferred frequency of when stockholders vote on compensation of the NEOs; and (5) FOR the approval of an amendment to the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan (the “Director Plan”) to increase the number of shares of Common Stock by 1.5 million shares.

Each of the election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm for 2017, and the approval of an amendment to the Director Plan requires the affirmative vote (in person or by proxy) of a majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. If the appointment of the Company’s independent registered public accounting firm for 2017 is not ratified, the Audit Committee will reconsider the appointment and review its future selection of an independent registered public accounting firm. The advisory votes on approval of the compensation to the NEOs for 2016 and on the preferred frequency for when stockholders vote on compensation for the NEOs are non-binding, but the Board and the Human Resources and Compensation Committee (the “Compensation Committee”) will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.

Your vote and that your shares be represented at the meeting are both very important. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card, even if you plan to attend the Annual Meeting in person.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting (and will have the same effect as “AGAINST” votes, except with respect to the election of directors where abstentions will not be counted), whereas broker “non-votes” will not be counted for purposes of determining the number of votes cast.

The New York Stock Exchange (the “NYSE”) rules permit brokers to vote for routine matters such as the ratification of the appointment of the independent registered public accounting firm without receiving instructions from the beneficial owner of the shares. NYSE rules prohibit brokers from voting on the election of directors, executive compensation, the preferred frequency of when stockholders vote on executive compensation, amending the Non-Employee Director Incentive Compensation Plan to increase the number of shares of Common Stock and other non-routine matters without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes.” “Broker non-votes” will be counted for quorum purposes (as they are present and entitled to vote on the ratification of the appointment of the independent registered public accounting firm) but will not affect the outcome of any other matter being voted upon at the Annual Meeting. Under current applicable rules, unless provided with voting instructions, a broker cannot vote shares of Common Stock for the election of directors, or on the advisory votes concerning the approval of the compensation of the Named Executive Officers for 2016, the preferred frequency of when stockholders vote on executive compensation and the amendment of the Non-Employee Director Incentive Compensation Plan to increase the number of shares of Common Stock

As all of these matters are very important to the Company, we urge you to vote your shares by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card.

Expenses

The cost of soliciting proxies for the meeting will be borne by the Company. The Company will also reimburse brokers and others who are only record holders of the Company’s shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

Proposals for 2018 Annual Meeting of Stockholders

Any proposals of stockholders that are intended to be presented at the Company’s 2018 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than December 31, 2017, and must comply with all other applicable legal requirements, in order to be included in the Company’s proxy statement and form of proxy for that meeting.

Stockholders who wish to propose a matter for action at the Company’s 2018 Annual Meeting, including the nomination of directors, but who do not wish to have a proposal or nomination included in the proxy statement for that meeting, must notify the Company in writing of the information required by the provisions of the Company’s Amended and Restated By-laws (the “Bylaws”) dealing with stockholder proposals. The notice must be delivered to the Company’s Corporate Secretary between March 8, 2018 and April 7, 2018. Stockholders can obtain a copy of the By-laws by writing the Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

The eight nominees for election at the forthcoming meeting are listed below. The nominees listed below were selected by the Board upon the recommendation of the Corporate Governance and Risk Assessment Committee (the “Governance Committee”). Unless otherwise directed, the proxy will be voted for the election of these nominees, to serve until the 2018 Annual Meeting of Stockholders of the Company and until their successors are elected and qualify.

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since

Douglas D. Wheat (66)	Mr. Wheat has served as Chairman of the Board of the Company since December 19, 2014. He is currently the Managing Partner of Wheat Investments, a private investment firm. From 2007 to 2016, he was the founding and Managing Partner of the private equity company Southlake Equity Group. From 1992 until 2006, Mr. Wheat was President of Haas Wheat & Partners. Prior to the formation of Haas Wheat, Mr. Wheat was a founding member of the merchant banking group at Donaldson, Lufkin & Jenrette where he specialized in leveraged buyout financing. From 1974 to 1984, Mr. Wheat practiced corporate and securities law in Dallas, Texas. Mr. Wheat is currently the Chairman of the Board of Directors of International Seaways, Inc. (a former wholly-owned subsidiary of the Company) and is also the Chairman of the Board of Directors of AMN Healthcare Services, Inc. (“AMN”). He has been a director of AMN since 1999, becoming Chairman in 2007. He previously served as Vice Chairman of Dex Media, Inc. and as Chairman of SuperMedia prior to its merger with Dex One. Mr. Wheat has also previously served as a member of the Board of Directors of several other companies including among others: Playtex Products (of which he also served as Chairman); Dr Pepper/Seven-Up Companies, Inc.; Dr Pepper Bottling of the Southwest, Inc.; Walls Industries, Inc.; Alliance Imaging, Inc.; Thermadyne Industries, Inc.; Sybron International Corporation; Nebraska Book Corporation; ALC Communications Corporation; Mother’s Cookies, Inc.; and Stella Cheese Company. Mr. Wheat received both his Juris Doctor and Bachelor of Science degrees from the University of Kansas. Mr. Wheat’s finance and legal expertise and experience serving on numerous boards of directors make him a valuable asset to the Board.	2014

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since

Timothy J. Bernlohr (58)	Mr. Bernlohr is the Founder and Managing Member of TJB Management Consulting, LLC, which specializes in providing project specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services. He has served in that capacity since 2005. He is also the former President and Chief Executive Officer of RBX Industries, Inc. (“RBX”), which was a nationally recognized leader in the design, manufacture and marketing of rubber and plastic materials to the automotive, construction and industrial markets. Prior to joining RBX in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr currently serves as a Director and Chairman of the Audit Committee of Atlas Air Worldwide Holdings, Inc., Director and Chairman of the Compensation Committee of International Seaways, Inc. (a former wholly-owned subsidiary of the Company), and Director and Chairman of the Compensation Committee of WestRock Company. Within the past five years, Mr. Bernlohr served as an independent director of the following publicly-held companies: WCI Steel Company; Ambassador’s International; Smurfit Stone Container Corporation; Aventine Renewable Resources; Rock-Tenn Company; Chemtura Corporation and Cash Store Financial Services, Inc. Mr. Bernlohr is a graduate of Pennsylvania State University. Mr. Bernlohr’s experience serving as a chief executive of an international manufacturing company and his varied directorship positions make him a valuable asset to the Board.	2014

Joseph I. Kronsberg (34)	Mr. Kronsberg has served in various roles at Cyrus Capital Partners, L.P. since 2006, and he is currently a Principal responsible for certain investments in the financial, shipping and energy sectors. Previously, Mr. Kronsberg worked at Greenhill & Co. as a generalist in its Mergers & Acquisitions and Restructuring departments. He currently serves as a director of International Seaways, Inc. (a former wholly-owned subsidiary of the Company). Mr. Kronsberg has a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania where he graduated summa cum laude. Mr. Kronsberg’s financial expertise and experience in investment management make him a valuable asset to the Board.	2015

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since

Anja L. Manuel (42)	Since 2009, Ms. Manuel has served as a founding partner at RiceHadleyGates, LLC, with Condoleezza Rice, Stephen Hadley, and Robert Gates. The firm works with senior executives of major companies to evaluate strategic and political risk, and expand in emerging markets. She served as Special Assistant to the Under-Secretary for Political Affairs at the U.S. Department of State from 2005 – 2007. Ms. Manuel was an attorney at Wilmer-Hale specializing in international and Supreme Court litigation, and governance issues such as anti-corruption matters and Congressional investigations from 2001-2005, and also from 2007 to 2009. Early in her career she was an investment banker at Salomon Brothers. She currently serves on the Board of Advisors for Ripple, Inc. and Flexport, Inc. and is a member of the Board of Directors and Chairman of the Risk Committee of Internews. Simon & Schuster recently published her book on India and China. She graduated cum laude from Harvard Law School and holds BA and MA degrees with distinction from Stanford University. Her extensive experience in government relations and governance makes her a valuable asset to the Board.	new nominee

Samuel H. Norton (58)	Mr. Norton was appointed Chief Executive Officer and President of the Company in December 2016. Prior to this appointment, he served as Senior Vice President and President and Chief Executive Officer of the Company’s U.S. Flag Strategic Business Unit since July 2016. Prior to joining OSG, in 2006 Mr. Norton co-founded SeaChange Maritime, LLC, an owner and operator of container ships, and served as its Chairman and Chief Executive Officer. Mr. Norton spent the seventeen-year period ended July 2005 as a senior executive officer at Tanker Pacific Management (Singapore) Pte. Ltd. In 1995, Mr. Norton initiated and led the entry of the Sammy Ofer Group into the container segment, and acquired and operated the first container vessels in the group’s fleet. While at Tanker Pacific, Mr. Norton also conceived and started a related business, Tanker Pacific Offshore Terminals, which owns and operates a fleet of floating, offshore oil storage terminals. Prior to joining the Ofer group, Mr. Norton played a lead role in the Asian distressed assets group of the First National Bank of Boston, a position which acquainted him with the shipping industry and the Ofer family. Mr. Norton holds a Bachelor of Arts in Chinese Language and Literature from Dartmouth College where he graduated in 1981. Mr. Norton’s substantial experience in the shipping industry makes him a valuable asset to the Board.	2014

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since

Ronald Steger (63)	Mr. Steger began his career with KPMG, an audit, tax and advisory firm, in 1976 and was admitted into the partnership in 1986. He served as an SEC Reviewing Partner, one of the firm’s most senior audit technical positions, from 2003 to 2013, and has extensive experience serving the needs of a wide variety of Fortune 1000 companies in the technology industry. He has presented to various trade associations and client conferences, was a frequent panelist with KPMG’s Audit Committee Institute and serves on the Advisory Board of ATREG, a global advisory firm specializing in the semiconductor and related advanced technology verticals. Mr. Steger serves as a director and is on the Audit Committee of Global Eagle Entertainment, Inc. a publicly- traded company which provides wifi connectivity and entertainment content to airlines and the cruise industry. Mr. Steger also serves as a director of International Seaways, Inc. (a former wholly-owned subsidiary of the Company), and as the Senior Technical Advisor to the Effectus Group, an accounting advisory firm based in Silicon Valley. After working for KPMG for 37 years in New York, Munich, Silicon Valley, Orange County, California and Austin, Texas, Mr. Steger retired from the firm on December 31, 2013. Mr. Steger holds a Bachelor of Science in Accounting from Villanova University. Mr. Steger’s extensive financial and accounting expertise makes him a valuable asset to the Board.	2014

Gary Eugene Taylor (63)	Mr. Taylor is a former member of the U.S. Congress, having served for 21 years until January 2011. Mr. Taylor served as a senior member of the House Armed Services Committee and most recently as Chairman of the Seapower Subcommittee, providing oversight of expenditures for Navy and Marine Corps programs. As Chairman, Mr. Taylor worked with senior Navy leadership to develop a 30-year shipbuilding plan. As a member of the Merchant Marine Committee, Mr. Taylor helped guide passage of the Oil Pollution Act of 1990, the U.S. law that regulates the shipment of petroleum products in U.S. waters. Mr. Taylor also served as a senior member of the House Transportation and Infrastructure Committee. He co-chaired the Shipbuilding Caucus, the Coast Guard Caucus, the National Guard and Reserve Caucus and the Expeditionary Warfare Caucus. After leaving Congress, Mr. Taylor worked on business development for E.N. Bisso in the ship assist business on the Mississippi River. From September 2011 until December 2013, Mr. Taylor served as a consultant for Navistar Defense on the Mine Resistant Ambush Protected vehicle program. Mr. Taylor has served as a Commissioner on the Hancock County Port and Harbor Commission since June 2012, providing oversight for the Port Bienville Industrial Park and Stennis International Airport in Hancock County, Mississippi. He is a graduate of Tulane University. Mr. Taylor’s extensive expertise in shipping regulation makes him a valuable asset to the Board.	2014

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since

Ty E. Wallach (45)	Mr. Wallach is a Partner at Paulson & Co. Inc. (“Paulson”) and a CoPortfolio Manager at Paulson’s credit funds. Since joining Paulson in 2008, he has led numerous investments in the debt and equity of distressed and leveraged companies. Prior to joining Paulson, Mr. Wallach was a partner and Managing Director at Oak Hill Advisors, serving most recently as Co-Head of European Investments. He currently serves on the board of directors of International Seaways, Inc. (a former wholly-owned subsidiary of the Company) and ESH Hospitality, Inc., as well as on the boards of two non-profit organizations, Focus for a Future Inc. and New Heights Youth, Inc. Mr. Wallach is a graduate of Princeton University. Mr. Wallach’s substantial financial and investment experience make him a valuable asset to the Board.	2015

The Board recommends a vote “FOR” the election of each of the nominees for director named in this Proxy Statement.

The Board has determined that each of the director nominees other than Mr. Norton is independent within the meaning of the applicable rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE, and that each of the director nominees other than Messrs. Norton, Kronsberg, and Wallach is independent under the rules of the SEC and the NYSE relating to audit committees. See “Information About the Board and Corporate Governance — Independence” below.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN OTHER BENEFICIAL OWNERS

The tables below set forth certain beneficial ownership information with respect to each director nominee and Named Executive Officer, and each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company. The information with respect to beneficial ownership by the identified stockholders was prepared based on information supplied by such stockholders in their filings with the SEC. Except as disclosed in the notes to these tables and subject to applicable community property laws, the Company believes that each beneficial owner identified in the table possesses sole voting and investment power over all Common Stock shown as beneficially owned by the beneficial owner.

Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares, or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. In some cases, the Company believes that foreign ownership or other restrictions may limit the ability of warrant holders to exercise warrants they hold, meaning that such persons may not be required to report share ownership as they would not be entitled to receive the underlying shares of Common Stock. The percentage of beneficial ownership is based on 74,112,097 shares of the Company’s Common Stock outstanding as of the Measurement Date (April 7, 2017), and excludes any treasury stock. On the Measurement Date, there were 71,818,509 Class A warrants (exercisable for .19 shares of Common Stock) that were not included in that calculation (other than to the extent set forth with respect to any individual stockholder below).

Directors and Executive Officers

The table below sets forth information as to each director nominee and each of the Named Executive Officers listed in the Summary Compensation Table in this Proxy Statement, and includes the amount and percentage of the Company’s Common Stock of which each director nominee, each Named Executive Officer, and all director nominees and executive officers as a group, was the “beneficial owner” (as defined in regulations of the SEC) on the Measurement Date, all as reported to the Company. The address of each person identified below as of the date of this Proxy Statement is c/o Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

	Shares of Common Stock Beneficially Owned(1)
Name	Number		Percentage Beneficially Owned
Directors/Nominees
Douglas D. Wheat	33,883		*
Timothy J. Bernlohr	19,887		*
Joseph I. Kronsberg	—	(2)	*
Anja L. Manuel	—		*
Samuel H. Norton	204,802	(3)	*
Ronald Steger	19,887		*
Gary E. Taylor	19,887		*
Chad L. Valerio**	8,432		*
Ty E. Wallach	—	(4)	*
Gregory A. Wright**	19,887		*

	Shares of Common Stock Beneficially Owned(1)
Name	Number	Percentage Beneficially Owned
Other Named Executive Officers
Christopher W. Wolf	—	*
Rick F. Oricchio	112,558	*
Patrick J. O’Halloran	5,198	*
Damon M. Mote	5,103	*
Ian Blackley	103,237	*
Henry P. Flinter	—	*
James D. Small III	5,526	*
All Directors/Nominees and Executive Officers as a Group (19 persons)	571,202	*

*	Less than 1%

**	Mr. Valerio and Mr. Wright are current directors but are not standing for re-election.

(1)	Includes shares of Common Stock issuable within 60 days of the Measurement Date upon the exercise of options or warrants owned by the indicated stockholders on that date.

(2)	Mr. Kronsberg is an employee of Cyrus Capital Partners, L.P. (“CCP”) which beneficially owns 12,024,997 shares of Common Stock, including 14,543 shares which were granted by the Company to CCP under the Company’s non -Employee Director Incentive Compensation Plan. The grant was made to CCP pursuant to agreements between CCP and Mr. Kronsberg under which CCP is required to receive all compensation in connection with Mr. Kronsberg’s directorship. Mr. Kronsberg disclaims beneficial ownership of all Company securities held by CCP except to the extent of his pecuniary interest therein, if any.

(3)	Includes options for 99,272 shares of Common Stock.

(4)	Mr. Wallach is a Partner at Paulson and a Co-Portfolio Manager at Paulson’s credit funds. Paulson is the investment manager of certain funds and accounts which beneficially own 11,044,482 shares of Common Stock. Mr. Wallach disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

Other Beneficial Owners

Set forth below is information regarding stockholders of the Company’s Common Stock that are known by the Company to have been “beneficial owners” (as defined in regulations of the SEC) of 5% or more of the outstanding shares of the Common Stock as of the Measurement Date, as reported to the Company and the SEC.

	Shares of Common Stock Beneficially Owned*(1)
Name	Number	Percentage Beneficially Owned
BHR Funds(2)	4,449,264	5.76%
BlueMountain Funds(3)	9,142,048	12.34%
Cyrus Funds(4)	12,024,997	15.67%
Paulson Funds(5)	11,044,482	14.76%

* Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of the Measurement Date.

(1)	Includes shares of Common Stock underlying all Class A warrants owned by such person (at the Measurement Date stock exercise ratio of 0.19 shares for every warrant), owned by such person, and assumes gross exercise of warrants without withholding of any shares pursuant to the cashless exercise procedures of the warrants. The Class A warrants are immediately exercisable, but may only be exercised with the Company’s consent and are subject to certain citizenship rules and limitations on exercise, sale, transfer or other disposition.

(2)	Based on an amendment to a Schedule 13D filed on July 13, 2016 with respect to beneficial ownership of 4,449,264 shares owned by BHR Capital LLC (“BHR Capital”). These shares include 3,078,181 shares issuable upon exercise of 16,200,956 Class A warrants. Of the 4,449,264 shares, 4,050,037 shares are owned by BHR-OSG On-Shore Funding LLC (“BHR-OSG”). BHR Capital is the managing member of BHR-OSG and the investment advisor to three other investment vehicles who hold shares. The business address of BHR Capital and BHR-OSG is 733 Third Avenue, 15th Floor, New York, New York 10017. The principal business of (i) BHR Capital is to serve as the investment advisor to a number of private investment vehicles and to make investment decisions on behalf of those vehicles and (ii) BHR-OSG is to serve as a private investment vehicle.

(3)	Based on a Form 4 filed on April 6, 2017 and an amendment to a Schedule 13D filed on March 23, 2016 with the SEC by the BlueMountain Funds with respect to beneficial ownership of (i) 9,142,048 shares by BlueMountain Capital Management, LLC (“Investment Manager”), (ii) 9,142,048 shares by BlueMountain GP Holdings, LLC (“GP Holdings”), (iii) 9,142,048 shares by BlueMountain Nautical LLC (“Nautical”), (iv) 9,142,048 shares by BlueMountain Guadalupe Peak Fund L.P. (“Guadalupe”), and (v) 9,142,048 shares by BlueMountain Long/Short Credit GP, LLC (“General Partner”). The principal business of: (i) each of Nautical and Guadalupe is to serve as a private investment fund; (ii) the General Partner is to serve as the general partner of Guadalupe and certain other private funds for which the Investment Manager serves as investment manager; (iii) GP Holdings is to serve as the sole owner of the General Partner and a number of other entities which act as the general partner of private investment funds for which the Investment Manager serves as investment manager (including Guadalupe); and (iv) the Investment Manager is to serve as investment manager to a number of private investment funds (including Guadalupe), to serve as non-member manager of Nautical and to make investment decisions on behalf of such entities. The business address of Nautical, Guadalupe, the General Partner, Investment Manager and GP Holdings is 280 Park Avenue, 12th Floor, New York, New York 10017.

(4)	Based on a Form 4 filed on June 24, 2016 and an amendment to a Schedule 13D filed on June 23, 2016 with the SEC by Cyrus Capital Partners, L.P. (“CCP”) with respect to beneficial ownership of 12,024,997 shares by each of CCP and Cyrus Capital Partners GP, L.L.C. (“CCPGP”) of which 2,636,376 shares are obtainable upon the exercise of 13,851,382 warrants As the (i) principal of CCP and (ii) principal of CCPGP., the general partner of CCP, Stephen C. Freidheim (“Freidheim”) may be deemed the beneficial owner of 12,016,565 shares of Class A Common Stock. The address of each of CCP, CCPGP and Freidheim is 399 Park Avenue, 39th Floor, New York, NY 10022.

(5)	Based on an amendment to a Schedule 13D filed on June 29, 2016 with the SEC by Paulson with respect to beneficial ownership of 11,044,482 shares by Paulson. Paulson is the investment advisor, or manager, of PCO Shipping LLC and certain separately managed accounts (collectively, the “Paulson Accounts”), which in the aggregate hold or own 10,309,521 shares of Class A Common Stock and 734,961 shares obtainable upon the exercise of Class A warrants. The address of Paulson and the Paulson Accounts is c/o Paulson & Co. Inc., 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than ten percent (10%) of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the SEC. Directors, executive officers and beneficial owners of more than 10% of the common stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based on material provided to the Company, all such reports were filed on a timely basis in 2016 except that (i) each of Messrs. Bernlohr, Norton, Steger, Taylor, Wheat and Wright received shares of Common Stock as a result of stock dividend which did not require filing of a report but each did not reflect such stock dividend in the next required report each filed as a result of an oversight and each filed an amendment to such required report correcting such oversight when it was realized, (ii) Mr. Valerio filed a report disclosing a grant of shares of Common Stock one day late, (iii) each of Messrs. Ian Blackley and Wale Oshodi (the former Vice President and Treasurer of the Company) had automatic reinvestment of cash dividends on shares of Common Stock on two separate occasions which each did not realize at the time of each reinvestment and each filed reports disclosing such acquisitions of shares shortly after learning of such acquisitions, (iv) Mr. O’Halloran filed his report disclosing his initial ownership of shares of Common Stock one day late, (v) Susan Allan filed a report disclosing a grant of shares of Common Stock six days late and (vi) BHR Funds filed late reports disclosing the sale of shares on nine different dates.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of the Company’s directors and senior management remain the most important safeguards in quality corporate governance. The Corporate Governance Guidelines are posted on the Company’s website, which is www.osg.com, and are available in print upon the request of any stockholder of the Company. That website and the information contained on that site, or connected to that site, are not incorporated by reference in this proxy statement. Under the Corporate Governance Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting.

Board Leadership Structure. The Corporate Governance Guidelines provide that the Board selects the Chief Executive Officer (“CEO”) of the Company and may select a Chairman of the Board (the “Chairman”) in the manner it considers in the best interests of the Company. The Guidelines provide that if the Board determines that there should be a Chairman, he or she may be a non-management director or the CEO.

The Company currently separates the role of CEO and Chairman. The CEO and the Chairman are in frequent contact with one another and with senior management of the Company. They provide advice and recommendations to the full Board for its consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each Board meeting in order to ensure that the interests and requirements of the stockholders, the directors and other stakeholders are appropriately addressed. The Board believes that the existing leadership structure, with the current individuals in their positions, is in the best interests of stockholders.

The Board, primarily through its Corporate Governance and Risk Assessment Committee, periodically reviews the Company’s leadership structure to determine if it remains appropriate in light of the Company’s specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant. The Board retains the right to combine the CEO and Chairman roles in the future if it determines that such a combination would be in the best interests of the Company and its stockholders.

Independence. Under the Corporate Governance Guidelines, which incorporate the standards established by the NYSE, the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, all of the nominees other than Mr. Samuel H. Norton have been determined to be independent under the Corporate Governance Guidelines for purposes of service on the Board because no relationship was identified that would automatically bar any of them from being characterized as independent, and any relationships identified were not so material as to impair their independence. In addition, the Board has determined that all of the nominees other than Messrs. Norton, Kronsberg, and Wallach are independent for purposes of serving on the Audit Committee. The Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent. See “Related Party Transactions” below.

Executive Sessions of the Board. To ensure free and open discussion and communication among the non-management directors, the Corporate Governance Guidelines provide that non-management directors meet in executive session at the time of each regular meeting of the Board; at least one of such executive sessions shall exclude non-management directors who do not qualify as independent. In accordance with the Guidelines, the nonexecutive Chairman of the Board chairs the executive sessions. Any non-management director can request that an additional executive session be scheduled.

Board Oversight of Risk Management. While the responsibility for management of the Company’s material risks lies with management of the Company, the Board provides oversight of risk management, directly and indirectly, through its committee structure. The Board performs this oversight role by using several different levels of review. The Board and the Corporate Governance and Risk Assessment Committee receive regular reports from key members of management responsible for specified areas of material non-financial risk to the Company. In addition, the Board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company.

At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee meets in private sessions individually with certain members of management and with representatives of the independent registered public accounting firm at the conclusion of every regularly scheduled meeting, where aspects of financial risk management are discussed as necessary. The Corporate Governance and Risk Assessment Committee manages risk associated with Board independence, corporate governance and potential conflicts of interest as well as oversight over non-financial risk assessments associated with the Company’s operations. The Human Resources and Compensation Committee annually reviews executive compensation policies and practices and employee benefits, and associated risks. Both the Audit Committee and the Human Resources and Compensation Committee also rely on the advice and counsel of the Company’s independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their regular review of the Company’s financial statements, audit work and executive compensation policies and practices, as applicable.

Managing risk is an ongoing process inherent in all decisions made by management. The Company has an enterprise risk management program that is designed to ensure that risks are taken knowingly and purposefully. Management is responsible for assessing all the risks and related mitigation strategies for all material projects and initiatives of the Company prior to being submitted for consideration by the Board.

Meetings of the Board. The Board held 10 meetings during 2016. Each director attended at least 75% of the total number of meetings of the Board and Board committees of which the director was a member.

Annual Meetings of Stockholders. Directors are not required, but are strongly encouraged, to attend the Annual Meeting of Stockholders in person or telephonically. All of the directors of the Company attended the Annual Meeting of Stockholders in 2016.

Communications with Board Members. Interested parties, including stockholders, may communicate with any director, with the nonexecutive Chairman of the Board or with the non-management directors as a group by sending a letter to the attention of such director, the nonexecutive Chairman of the Board or such non-management directors as a group, as the case may be, in care of the Company’s Corporate Secretary, 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602. The Corporate Secretary opens and forwards all such correspondence (other than advertisements and other solicitations) to directors unless the director to whom the correspondence is addressed has requested that the Corporate Secretary forward correspondence unopened. Unless the context otherwise requires, the Corporate Secretary will provide any communication addressed to the Board to the director most closely associated with the nature of the request based on Committee membership and other factors.

Code of Business Conduct and Ethics. The Company has adopted a code of business conduct and ethics which is an integral part of the Company’s business conduct compliance program and embodies the commitment of the Company and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. The Code of Ethics applies to all of the Company’s officers, directors and employees. Each is responsible for understanding and complying with the Code of Business Conduct and Ethics. The Company also has an Insider Trading Policy which prohibits the Company’s directors and employees from purchasing or selling securities of the Company while in possession of material nonpublic information or otherwise using such information for their personal benefit. The Insider Trading Policy also prohibits the Company’s directors and employees from hedging their ownership of securities of the Company. In addition, the Company has an Anti-Bribery and Corruption Policy which memorializes the Company’s commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of the Company’s business activities worldwide. The Code of Business Conduct and Ethics, the Insider Trading Policy and the Anti-Bribery and Corruption Policy are posted on the Company’s website, www.osg.com, and are available in print upon the request of any stockholder of the Company. That website and the information contained on that site, or connected to that site, are not incorporated by reference in this Proxy Statement.

Other Directorships and Significant Activities. The Company values the experience directors bring from other boards of directors on which they serve, but recognizes that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. The Corporate Governance Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly-traded companies (other than the Company or a company in which the Company has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly-traded companies.

The Corporate Governance Guidelines require the CEO and other members of senior management, whether or not they are members of the Board of the Company, to receive the approval of the Governance Committee before accepting outside board membership. The Corporate Governance Guidelines prohibit the CEO from serving on the board of directors of more than one publicly-traded company (other than the Company or a company in which the Company has a significant equity interest).

If a director’s principal occupation or business association changes substantially during the director’s tenure as a member of the Board, that director is required by the Corporate Governance Guidelines to inform the Chairman of the Governance Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.

Related Party Transactions

Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Company’s Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to the Company’s legal department. In addition to this reporting requirement, to identify related party transactions, each year the Company submits and requires its directors and executive officers to complete Director and Officer questionnaires identifying any transactions with the Company in which the director or officer has an interest. Management and the legal department carefully review the terms of all related party transactions. Management reports to the Board on all proposed related party transactions with directors and executive officers. Upon the presentation of a proposed related party transaction to the Board, the related party (if such related party is a director) is excused from participation and voting on the matter. In deciding whether to approve the related party transaction, the Board determines whether the transaction is on terms that could be obtained in an arm’s length transaction with an unrelated third party. If the related party transaction is not on such terms, it will not be approved.

Committees

The Company has three standing committees of its Board: the Audit Committee, the Corporate Governance and Risk Assessment Committee, and the Human Resources and Compensation Committee. Each of these committees has a charter that is posted on the Company’s website and is available in print upon the request of any stockholder of the Company.

Audit Committee. The Audit Committee is required to have no fewer than three members all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. During 2016, the Committee consisted of Messrs. Gregory A. Wright (Chairman), Ronald Steger, Samuel H. Norton (until he resigned as a member in July 2016), and Gary Eugene Taylor (from his appointment in July 2016). The Board determined that Messrs. Wright and Steger are audit committee financial experts, as defined by rules of the SEC and NYSE. The Audit Committee met eight times in 2016.

The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audits and consults with management, internal auditors and the Company’s independent registered public accounting firm on, among other things, matters related to the annual audit, and published financial statements and the accounting principles applied, and the oversight of financial risk assessments associated with the Company’s operations. As part of its duties, the Committee retains the Company’s independent registered public accounting firm, subject to stockholder ratification (though the stockholder vote is not binding on the Committee, and the Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and its stockholders).

The Audit Committee maintains direct responsibility for the compensation and oversight of the Company’s independent registered public accounting firm and evaluates the independent registered public accounting firm’s qualifications, performance and independence. The Committee has established policies and procedures for the pre-approval of all services provided by the Company’s independent registered public accounting firm.

Corporate Governance and Risk Assessment Committee. The Corporate Governance and Risk Assessment Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. During 2016, the Committee consisted of Ronald Steger (Chairman), Gary Eugene Taylor, and Gregory A. Wright. The Committee met six times in 2016.

The Corporate Governance and Risk Assessment Committee assists the Board by identifying and recommending individuals qualified to become Board members to the Board for nomination at the next annual stockholder meeting. It develops and recommends to the Board the establishment of the Company’s corporate governance guidelines, and it provides oversight over non-financial risk assessments associated with the Company’s operations. The Committee’s risk assessment responsibilities include oversight of the Company’s quality of services and its vessels’ adherence to environmental and regulatory requirements. As part of its duties, the Committee also aids the Board by providing a review of the Board performance on an annual basis.

The Corporate Governance and Risk Assessment Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search consultants.

The Corporate Governance and Risk Assessment Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, international background and life experiences:

●	judgment, character, age, integrity, expertise, tenure on the Board, skills and knowledge useful to the oversight of the Company’s business;

●	status as “independent” or an “audit committee financial expert” or “financially literate” as defined by the NYSE or the SEC;

●	high level managerial, business or other relevant experience, including, but not limited to, experience in the industries in which the Company operates, and, if the candidate is an existing member of the Board, any change in the member’s principal occupation or business associations;

●	absence of conflicts of interest with the Company;

●	status as a U.S. citizen; and

●	ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters.

As part of its annual assessment of Board size, structure and composition, the Corporate Governance and Risk Assessment Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. The Committee believes that the current nominees have the requisite character, integrity, expertise, skills, and knowledge to oversee the Company’s business in the best interests of the Company’s stockholders.

All the director nominees named in this Proxy Statement have been evaluated under the criteria set forth above and recommended by the Corporate Governance and Risk Assessment Committee to the full Board for election by stockholders at the Annual Meeting. The entire Board recommends that stockholders elect all nominees. With the exception of Ms. Manuel, all nominees for election at the Annual Meeting were previously elected to the Board by the stockholders at the Annual Meeting of Stockholders in 2016. Ms. Manuel was introduced as a candidate by Samuel Norton our Chief Executive Officer.

A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Company. Recommendations must be received by December 31, 2017 in order for a candidate to be considered for election at the 2018 Annual Meeting. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Human Resources and Compensation Committee. The Human Resources and Compensation Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. During 2016, the Committee consisted of Timothy J. Bernlohr (Chairman), Gary Eugene Taylor, Ty E. Wallach, Samuel H. Norton (until he resigned as a member in July 2016), and Ronald Steger (from his appointment in August 2016). The Committee met eight times in 2016.

The Human Resources and Compensation Committee establishes, oversees, and carries out the Company’s compensation philosophy and strategy. It implements the Board responsibilities relating to compensation of the Company’s executive officers, and ensures that the Company’s officers and senior executives are compensated in a manner consistent with the Company’s philosophy and competitive with its peers. As part of its duties, it monitors and oversees the preparation of the Company’s annual Compensation Discussion and Analysis for inclusion in the annual proxy statement, prepares an annual report on executive compensation, and provides guidance with respect to other compensation matters including recommendations for the CEO and the other NEOs.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation program for 2016 for individuals who served as executive officers and who are listed in the Summary Compensation Table in this section (collectively, the “Named Executive Officers” or “NEOs”). As disclosed in previous SEC filings, our Company completed a spin-off of its international operations in 2016, effective November 30, 2016 (the “Spin”). As a result of the Spin, we appointed several new executive officers during December 2016. Our NEOs for 2016 are:

●	Samuel H. Norton, President, Chief Executive Officer and Director

●	Christopher W. Wolf, Senior Vice President and Chief Financial Officer

●	Patrick J. O’Halloran, Vice President and Chief Operations Officer

●	Damon M. Mote, Vice President and Chief Administrative Officer

●	Ian T. Blackley, Former President, Chief Executive Officer and Director

●	Rick F. Oricchio, Former Senior Vice President and Chief Financial Officer

●	Henry P. Flinter, Former Co-President and Head of the U.S. Flag Strategic Business Unit

●	James D. Small III, Former Senior Vice President, Secretary and General Counsel

The CD&A describes our compensation philosophy, the objectives of the executive compensation program and policies, the elements of the compensation program and how each element fits into our overall compensation philosophy and strategy. The Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) is responsible for overseeing the compensation arrangements applicable to all of our executive officers, as well as any related employment agreements, which are described under the heading, “Employment Agreements with the Named Executive Officers”.

2016 Performance Highlights

We have a strong and measurable pay for performance philosophy. Accordingly, it is important to understand our operational and financial performance in fiscal year 2016 and the significant impact of the Spin on our results, as well as on the design of the compensation program. The Company’s performance includes:

●	Successful completion of the Spin of our international business, International Seaways, Inc. (NYSE: INSW) on November 30, 2016.

●	Net loss from continuing operations for the full year 2016 was ($1.1 million) or ($0.01) per diluted share, compared with net income from continuing operations of $80.6 million, or $0.83 per diluted share, for 2015.

●	2016 adjusted EBITDA was $176.2 million, up 5% from $168.1 million in 2015. EBITDA represents net income before interest expense, income taxes, and depreciation and amortization expenses. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance, as disclosed in our Annual Report for 2016 on Form 10-K.

●	2016 time charter equivalent (“TCE”) revenues of $446.2 million, down 1% compared with 2015.

●	Total cash was $206.9 million as of December 31, 2016.

●	In June 2016, the Company transferred the listing of its Class A common stock to the New York Stock Exchange. In connection with the anticipated Spin, the Board approved the “Reverse Split Amendment” which effected a one (1) for six (6) reverse stock split and corresponding reduction of the number of authorized shares of common stock.

Say on Pay Results

At our 2016 annual meeting of stockholders, 95.2% of the stockholders who voted on the say-on-pay proposal were in favor of our executive compensation program. In consideration of these results, the Compensation Committee acknowledged the support received from our stockholders and viewed the results as a confirmation of the Company’s existing executive compensation policies and decisions.

The Compensation Committee will continue to evaluate our compensation program and plans, making adjustments as necessary to ensure that our compensation program is consistent with, and supportive of, our compensation philosophy and strategy.

At the 2017 annual meeting of stockholders, we will again hold an annual advisory vote to approve executive compensation as well as a “say-when-on-pay” vote. The Compensation Committee will continue to engage with our stockholders and consider the results from this year’s and future advisory votes on executive compensation as well as feedback from stockholders.

Compensation Philosophy and Objectives

We believe that a well-designed compensation program is a powerful tool to attract, motivate, retain and reward top executive and managerial talent. We further believe that our compensation program should align the interests of our executives with those of our stockholders in achieving and sustaining increases in stockholder value over the short-and long-term. We have, therefore, structured our compensation program to drive and support these goals. The compensation program is designed with the following objectives in mind:

COMPENSATION PROGRAM OBJECTIVES
Overall Objectives	●	Attract, motivate, retain and reward highly-talented executives and managers, whose leadership and expertise are critical to our overall growth and success.
	●	Align the interests of our executives with those of our stockholders.
	●	Support the long-term retention of the Company’s executives to maximize opportunities for teamwork, continuity of management and overall effectiveness.
	●	Compensate each executive competitively (1) within the marketplace for talent in which we operate; (2) based upon the scope and impact of his or her position as it relates to achieving our corporate goals and objectives; and (3) based on the potential of each executive to assume increasing responsibility within the Company.
	●	Discourage excessive and imprudent risk-taking.
	●	Structure the total compensation program to reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.
Pay Mix Objectives	●	Provide a mix of both fixed and variable (“at-risk”) compensation, each of which has a different time horizon and payout form (cash and equity), to reward the achievement of annual and sustained, long-term performance.
Pay-For-Performance Objectives	●	Use our incentive compensation program and plans to align the interests of our executives with those of our stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value by:
		–	Ensuring our compensation programs are consistent with, and supportive of, our short- and long-term strategic, operating and financial objectives.
		–	Placing a significant portion of our executives’ compensation at risk, with payouts dependent on the achievement of both corporate and individual performance goals, which are set annually by the Compensation Committee.
		–	Encouraging balanced performance by employing a variety of performance measures to avoid over-emphasis on the short-term or any one metric.
		–	Applying judgment and reasonable discretion in making compensation decisions to avoid relying solely on formulaic program design, and to take into account both what has been accomplished and how it has been accomplished in light of the existing commercial environment.

Executive Compensation Practices: What We Do and What We Do Not Do

It is our goal to maintain an executive compensation program that is competitive, rooted in the principles of pay-for-performance and that conforms to best practices in executive compensation and corporate governance. To this end, the Compensation Committee routinely evaluates our practices and programs with respect to executive compensation in an effort to identify any opportunities for improvement that might exist. The following table summarizes some of the key features of our executive compensation program.

WHAT WE DO:
Stock Ownership Guidelines	We maintain, and track progress against, stock ownership guidelines for our executives and directors.
Anti-Hedging & Policy	We maintain robust policies and procedures for transactions in the Company’s securities that are designed to ensure compliance with all insider trading rules and that prohibit all hedging and short-selling of our stock by all equity participants.
Compensation Recoupment (“Clawback”) Policy	The Company may recoup incentives paid or equity-related proceeds provided to executive if it is later determined that a material restatement of financial results is required due to fraud or error, or an executive engaged in misconduct, acted in a manner contrary to the Company’s interest or breached a non-competition agreement.
WHAT WE DO NOT DO:
Excise Tax Gross-Ups	We do not provide for excise tax gross-ups.
Supplemental Executive Retirement Plans (“SERPs”)	We do not currently provide any SERPs, and our legacy SERP was frozen in November 2012.

Roles in Setting Executive Compensation

Role of the Human Resources and Compensation Committee

Structure of the Human Resources and Compensation Committee: The Compensation Committee consists of four members of the Board of Directors, each of whom qualifies as independent under the New York Stock Exchange (“NYSE”) listing standards as well as applicable independence standards under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Internal Revenue Code of 1986, as amended. Recognizing the importance of the independent perspectives, the Compensation Committee meets frequently in executive session, without any members of management present. The Compensation Committee held 8 meetings in 2016.

Objectives of the Committee and the Decision-Making Process: The primary goals of our Compensation Committee are to establish our compensation philosophy and strategy and to ensure that all of our executives are compensated in a manner consistent with the articulated philosophy and strategy. The Compensation Committee takes many factors into account when making compensation decisions with respect to the executive officers, including the individual’s performance, tenure and experience; the ability of the individual to affect our long-term growth and success; our overall performance; internal equity among the NEOs; and external, publicly available market data on competitive compensation practices and levels.

Role of Outside Advisors: Compensation Committee engaged Lyons Benenson & Company Inc. (“LB&Co.”) in 2016 as its independent compensation consultant to assist and advise the Compensation Committee on all aspects of the Company’s executive and director compensation programs and related corporate governance matters. LB&Co. attended or participated by teleconference in all meetings of the Compensation Committee in 2016.

Compensation Consultant Conflict of Interest Assessment: As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of LB&Co. did not raise any conflict of interest in 2016. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the 1934 Act.

Role of the CEO in Setting Compensation

All decisions relating to the CEO’s compensation are made by the Compensation Committee without the CEO present. In making determinations regarding compensation for the executive officers, other than the CEO, the Compensation Committee generally considers the recommendations of the CEO, and the advice received from LB&Co. The CEO recommends the compensation levels for the NEOs and for all others whose compensation is determined by the Compensation Committee. In making his recommendations, the CEO evaluated the performance of each executive, considered each executive’s compensation in relation to our other officers and executives and assessed retention risks. The Compensation Committee reviewed and approved these recommendations and either reported the results to the Board of Directors or recommended actions for the Board to approve.

2016 Peer Group

In general, we strive for total compensation to be competitive with a select group of companies that the Compensation Committee believes to be an appropriate compensation reference group (the “Peer Group”). The Compensation Committee periodically reviews the Peer Group to affirm that it is comprised of companies that are similar to us in terms of industry focus and scope of operations, size (based on revenues), and the competitive marketplace for talent.

For 2016, the Compensation Committee assessed and approved a Peer Group consisting of 15 publicly traded oil shipping and transportation companies. When creating the 2016 Peer Group, LB&Co. considered measures of financial and operating performance; the scope of products and services offered; and the geographic footprint of each of the peer companies. The 2016 Peer Group is set forth below.

2016 Peer Group Companies
GATX Corporation	Rose Rock Midstream, L.P.
Gener8 Maritime, Inc.	SemGroup Corporation
Kirby Corporation	Spectra Energy Partners, L.P.
Magellan Midstream Partners, L.P.	Tallgrass Energy Partners, L.P.
MarkWest Energy Partners, L.P.	TC PipeLines, L.P.
Martin Midstream Partners, L.P.	Tesoro Logistics, L.P.
Matson, Inc.	Western Gas Partners, L.P.
MPLX L.P.

While the Compensation Committee believes that the data derived from the Peer Group is helpful, it also recognizes that benchmarking is not necessarily definitive in every case. Furthermore, the Peer Group is limited to those companies for which executive compensation data is publicly available, which necessarily eliminates some of our closest competitors that are privately held and/or incorporated in jurisdictions that do not require public disclosure of executive compensation. The Compensation Committee uses the information from the Peer Group for informational and analytical purposes, and therefore does not target a specific percentile or make compensation decisions based solely on the market data. Rather, consistent with our historical practices, in 2016 we utilized both Company performance and individual performance as the main drivers of decisions on compensation levels in addition to market data.

2016 Elements of the Executive Officer Compensation Program

The Compensation Committee reviews each element of compensation annually to ensure alignment with our compensation philosophy and objectives, as well as to assess our executive compensation program and levels relative to the competitive landscape. Our executive compensation program consists of the following:

●	Base salary
●	Annual cash incentive awards
●	Long-term incentive compensation
●	Severance arrangements through employment agreements
●	Retirement benefits generally available to all employees under the Savings Plan
●	Welfare benefits (e.g., medical, dental, disability and life insurance) also generally available to all employees

Base Salary

We strive to pay base salaries that are market competitive to attract talented executives and to provide a secure fixed level of compensation. The Compensation Committee annually reviews the base salaries of our executive officers and compares them to the salaries of senior management among the Peer Group, bearing in mind that total estimated direct compensation opportunity is the principal comparative measure of the competitiveness of our program. Based on its own experience and such comparison, the Compensation Committee determines whether the salaries of the NEOs are at levels sufficient to attract, motivate and retain, in concert with other elements of compensation, the executives who are essential to leading the Company and driving stockholder value.

Annual adjustments in base salary, if any, take into account individual performance, prior experience, position duties and responsibilities, internal equity and external market practices. The Compensation Committee largely relies on the CEO’s evaluation of each executive’s performance (other than his own) in deciding whether to approve merit increases for any executives in a given year.

The following table summarizes 2016 base salaries for our NEOs:

Name	Position	2016 Salary
Norton	President, CEO and Director	$395,000
Wolf	SVP and CFO	$350,000
O’Halloran	VP and Chief Operations Officer	$185,000*
Mote	VP and Chief Administrative Officer	$185,000*
Blackley	Former President, CEO and Director	$675,000
Oricchio	Former SVP and CFO	$475,000
Flinter	Former Co-President and Head of the U.S. Flag Strategic Business Unit	$425,000
Small	Former SVP, Secretary and GC	$475,000

* On December 5, 2016, the Compensation Committee increased the base salaries of Mr. O’Halloran and Mr. Mote from $185,000 to $205,000 in connection with their promotions to executive officer positions of VP and Chief Operational Officer and VP and Chief Administrative Officer, respectively.

2016 Annual (Cash) Incentive Plan

Pursuant to the Management Incentive Compensation Plan (“MICP”), executive officers are eligible to receive annual cash incentives based upon the achievement of the specified annual performance goals, which are established and approved by the Compensation Committee during the first quarter of the performance year. Our annual cash incentive plan for 2016 was intended to focus on our critical, short-term financial and operational goals. As in past years, the financial performance measure for 2016 at both the Company and (for the business unit executives) the business unit (“BU”) levels was earnings from shipping operations (“ESO”), which is defined as income from vessel operations before depreciation and amortization and gains and losses from vessel sales (including impairments) reduced by payments for drydockings and expenditures for vessels. The business unit executives’ awards were also based on quantifiable measures of performance in operational metrics (including safety) and/or commercial metrics. Mr. Norton and Mr. Wolf were not eligible to participate in the Annual Incentive Program in 2016. The following tables sets forth the target bonus, as a percentage of salary, for 2016, and the calculation of the ESO metric:

Name	2016 Target Bonus %
Norton	n/a
Wolf	n/a
O’Halloran	50%
Mote	50%
Blackley	137.5%
Oricchio	125%
Flinter	112.5%
Small	125%
n/a – not applicable

CEO (Blackley)
Base Salary	X	Target Incentive %	X	(60% Company ESO (15% BU Metrics (25% Individual	x x x	Performance Factor 0-150%) Performance Factor 0-150%) Performance Factor 0-150%)	=	Annual Cash Incentive Payout

CFO (Oricchio) and General Counsel (Small)
Base Salary	X	Target Incentive %	X	(60% Company ESO (10% BU Metrics (30% Individual	x x x	Performance Factor 0-150%) Performance Factor 0-150%) Performance Factor 0-150%)	=	Annual Cash Incentive Payout

Business Unit Participants (NEOs and Non-NEOs) (Flinter, O’Halloran and Mote)
Base Salary	X	Target Incentive %	X	(25% Company ESO (25% BU ESO (25% BU Metrics (25% Individual	x x x x	Performance Factor 0-150%) Performance Factor 0-150%) Performance Factor 0-150%) Performance Factor 0-150%)	=	Annual Cash Incentive Payout

The funding formula for all of the above performance measures was as follows:

	Threshold	Target	Maximum
Performance Achievement	70%	100%	130%
Payout	50%	100%	150%

Target ESO for the Company and U.S. Flag BU
(in thousands)

Performance Factor	Achievement %	Domestic	Corporate
50%	70%	124,135	236,868
58.4%	75%	129,542	258,410
66.7%	80%	134,948	279,952
75%	85%	140,355	301,494
83.3%	90%	145,761	323,036
91.7%	95%	151,168	344,578
100%	100%	156,574	366,120
108.4%	105%	161,981	387,662
116.7%	110%	167,387	409,204
125%	115%	172,794	430,746
133.3%	120%	178,200	452,288
141.7%	125%	183,607	473,830
150%	130%	189,013	495,372
Achievement Level (%)		115%	90%
Performance Factor		125%	83.3%

Business Unit Operational Goals

For 2016, our U.S. Flag BU performance measures were divided into two equally weighted categories: tanker goals and ATB goals. The goals under each of these categories were (i) lost time injuries frequency, (ii) corrective action closing rate, (iii) loss of containment, (iv) vetting observations, (v) vessels visited, and (vi) officer retention. The U.S. Flag BU performance score was 110%, as certified by the Compensation Committee.

Individual Performance Goals

Each of our NEOs also had individual performance goals, which were established by the Compensation Committee early in the 2016 performance year. The individual goals for 2016 covered a broad range of performance indicators that generally included the following:

●	Separate the U.S. Flag and International businesses;

●	Reduce general administrative expenses;

●	Manage the elimination of Class B Common Stock and warrants for Common Stock;

●	Develop strategies for capital allocation in light of the impending Spin;

●	Relocate the New York office without business disruption;

●	Continuously develop and improve the safety processes, procedures and culture onboard;

●	Develop and implement retention plans following the Spin to mitigate any flight risk and ensure a smooth workforce transition.

At the conclusion of the 2016 performance year, the Compensation Committee assessed the level of achievement of our NEOs relative to their respective individual performance goals. Following this assessment, it was determined that Messrs. Oricchio and Small achieved their individual goals above target levels; Messrs. O’Halloran and Mote achieved their individual goals at target levels. Messrs. Norton and Wolf were not participants in the 2016 Annual Incentive Plan. Nevertheless, in March 2017, the Committee determined that Mr. Norton should receive compensation for his performance in 2016, and granted Mr. Norton an equity award with a grant date value of $100,000. The structure of this grant is as follows: 1/3 time-based RSUs which will vest ratably over a three-year period; 1/3 non-qualified stock options which will vest ratably over a three-year period; 1/6 in performance-based RSUs based on the metric of cumulative return on invested capital (“ROIC”), with 3-year cliff vesting and the possibility of achievement in a range of 80%-120%; 1/6 in performance-based RSUs based on total shareholder return (“TSR”) with the target equal to the 50th percentile of the S&P Transportation Select Index. The ROIC and TSR portions of the grant allow for the possibility of maximum payout at 150%.

2016 Actual Annual Incentive Paid

Based on the foregoing, the NEOs received the following annual cash incentive payments for 2016:

●	Oricchio - $557,264

●	Small - $558,363

●	O’Halloran - $99,229

●	Mote – $99,229

See the “Employment Agreements with the Named Executive Officers” section of this Proxy statement for details on the cash bonus payments made to Mr. Blackley and Mr. Flinter.

Equity-Based Compensation

Our equity-based compensation program is intended to align the interests of our executives with those of our stockholders, and to focus our executives on the achievement of long-term performance objectives that are aligned with our business strategy, thereby establishing a direct relationship between compensation, long-term operating performance and sustained increases in stockholder value. The Management Incentive Compensation Plan (“MICP”) became effective in September 2014 and provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, performance units, performance shares and other performance awards, restricted stock units and restricted stock, and other awards valued in whole or in part by reference to, or otherwise based on, our stock. The purpose of the MICP is to attract, motivate, retain and reward highly competent officers, executives, managers and employees by providing them with appropriate incentives and rewards tied to the long-term success of the Company.

Equity awards are granted to motivate and retain executives, consistent with our practices, and to align their interests with stockholders. The MICP contains anti-dilution provisions whereby in the event of various corporate changes in the Company, outstanding awards may be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. Accordingly, the effect of these provisions resulted in a modification of all outstanding awards to reflect the reverse stock split that became effective on June 13, 2016 as well as following completion of the Spin. No additional compensation was recognized in 2016 for financial reporting purposes as a result of these modifications. The number of securities, shares and option exercise prices disclosed herein have been adjusted to reflect the effects of the 2015 stock dividend as referenced in the Form 10-K, the reverse split and the Spin.

Performance-based RSUs were issued in October 2015 (the “2015 Award”) to certain of our NEOs. The 2015 Award is earned based on achievement of specific performance targets that the Compensation Committee set at the beginning of each year for 2015, 2016, and 2017. Therefore, each tranche of the 2015 Award is considered a separate award. The 2015 tranche vested at 130%. The performance criteria for the 2016 tranche was return on invested capital (“ROIC”) over the one-year period ending December 31, 2016. Invested capital is calculated net of cash in excess of operating requirements and return is based on pre-tax net income before interest as of December 31, 2016. The Compensation Committee determined that this goal was achieved at 100%. Following the Spin the third tranche of the 2015 Award has been forfeited and cancelled.

NEO	Value of 2015 Award - 2016 Tranche
Blackley	$208,787
Oricchio	—
Flinter	$40,411
Small	$101,026

During 2016, the Compensation Committee approved long-term incentives for each of our NEOs, outlined in the table below, which values reflect the adjustments described above. Please refer to the Summary Compensation Table, Grants of Plan Based Awards Table and the Outstanding Equity Awards at Fiscal Year-End Table for additional details regarding these grants and the adjustments that are reflected here:

NEO	Total Grant Date Value	Stock Options	Time-Based RSUs	Performance-Based RSUs (3)
Norton (1)	$2,643,749	$660,936	$1,982,813	—
Wolf (2)	$500,000	$125,000	$375,000	—
Blackley	$1,500,000	$500,000	$500,000	$500,000
Oricchio	$900,000	$300,000	$300,000	$300,000
Flinter	$425,000	$141,666	$141,666	$141,667
Small (4)	$900,000	$300,000	$300,000	$300,000

(1)	Mr. Norton received an equity grant on August 3, 2016, comprised of nonqualified stock options and RSUs with an aggregate grant date value equal to the face value of 208,333 shares of Class A common stock of the Company. Seventy-five percent (75%) of the award was time-based vesting RSUs and the remaining twenty-five percent (25%) was time-based vesting stock options, determined using the Black-Scholes present value on the date of grant and with an exercise price equal to the closing price on the date of grant. The RSUs and options shall vest in three substantially equal tranches on January 1 of each of 2017, 2018 and 2019.

(2)	Represents an initial equity grant for with Mr. Wolf upon his joining the Company. His sign-on equity award will vest ratably on January 1 of each of 2018, 2019 and 2020.

(3)	Represents grants made on March 30, 2016 pursuant to the terms of each of these NEO’s employment agreements. Each PRSU grant represents a contingent right to receive a share of stock based upon the covered employees being continuously employed through the end of the period over which the performance goals are measured. The award vests as follows: (i) one-third vests on December 31, 2018, subject to OSG’s three-year cumulative earnings per share (“EPS”) performance; (ii) one-third vests on December 31, 2018 subject to our three-year ROIC performance; and (iii) one-third is subject to our three-year TSR performance relative to that of a performance peer group. Vesting is subject in each case to the Compensation Committee’s certification of achievement of the performance targets no later than March 31, 2019. The funding formulas applicable to the PRSUs are as follows:

Cumulative EPS And ROIC	Threshold	Target	Maximum
Performance Achievement	70%	100%	130%
Payout	50%	100%	150%

TSR	Threshold	Target	Maximum
Performance Achievement	25% percentile	50th percentile	90th percentile
Payout	50%	100%	150%

(4)	Mr. Small’s awards were generally assumed by INSW in connection with the Spin, except for certain vested performance-based RSUs that will be settled following the end of 2017.

Upon termination of employment for any reason, all unvested PRSUs will be forfeited unless the NEO’s employment agreement provides otherwise.

Employment Agreements with the Named Executive Officers

We have entered into employment agreements with all of our NEOs except Messrs. O’Halloran and Mote. Under the terms of the agreements, these NEOs are entitled to certain compensation arrangements and severance benefits as detailed in the paragraphs below.

Under the terms of the employment agreements, if a NEO’s employment is terminated by the Company for any reason or terminated voluntarily by the executive, he or she is entitled to the following accrued payments: (i) any earned, unpaid base salary through the date of termination, (ii) any earned, unpaid annual bonus applicable to the performance year prior to the termination, (iii) payment for any accrued, but unused vacation through the date of termination and (iv) reimbursement of any business expenses not reimbursed as of the date of termination. If an executive’s employment is terminated by reason of death or disability, we will pay the executive or the executive’s estate the accrued payments and provide for accelerated vesting of any unvested time-based equity awards.

On July 17, 2016, Mr. Norton transitioned from a Board member to an employee of the Company, serving as the SVP and Head of the US Flag Business Unit until December 30, 2016, at which time Mr. Norton assumed the positions of President and CEO, following Captain Blackley’s retirement. Mr. Norton’s compensation package reflects a philosophy change for the Company where the compensation package is more heavily weighted on equity than cash. Under the terms of his employment agreement, shares of Company Class A common stock acquired other than pursuant to his initial equity award shall be held by Mr. Norton at least until the earliest to occur of (i) a change in control, (ii) an event of termination of Mr. Norton’s employment by the Company without cause or by Mr. Norton for good reason and (iii) the third anniversary of the date the shares were acquired. In addition, in the event the Company experiences a major safety and/or containment incident which results from gross negligence or willful misconduct of management or results from a violation of federal operation, safety or construction regulations, or if the responsible party fails to report the incident or to cooperate with relevant authorities in responding to such incident, all incentive based compensation other than the initial equity award, to the extent unvested at the time the incident occurs may be cancelled at the discretion of the Compensation Committee, and Mr. Norton will forfeit any rights with respect to such awards without consideration therefor.

Mr. Norton’s employment agreement also provides for an annual target bonus of $1,250,000 to be paid in fully vested equity, based on the relative achievement of annual individual and Company performance objectives as determined by the Board, and subject to Mr. Norton’s employment with the Company through the applicable payment date. His agreement provides for severance benefits in the event of a termination of his employment without cause or resignation with good reason as follows: (i) salary continuation for a period of twelve months, (ii) a pro-rata annual bonus based on actual performance for the year of termination, and (iii) accelerated vesting of outstanding and unvested time-based equity awards. The Company also agreed to cover certain travel expenses in 2016 and 2017 relating to Mr. Norton’s travel between Miami and Tampa, Florida, as well as attorney’s fees incurred in connection with entering into the agreement. Mr. Norton agreed to a one-year non-competition and non-solicitation obligation, as well as confidentiality and non-disparagement obligations.

Mr. Wolf’s employment agreement provides for an annual target bonus of 15% of his annual salary. His agreement provides for severance benefits in the event of termination of his employment without cause or resignation with good reason as follows: (i) salary continuation for a period of twelve months, (ii) a pro-rata annual bonus based on actual performance for the year of termination, and (iii) accelerated vesting of outstanding and unvested time-based equity awards. Mr. Wolf agreed to a one-year non-competition and non-solicitation obligation, as well as confidentiality and non-disparagement obligations.

While he was employed with the Company, Captain Blackley was party to an employment agreement pursuant to which his annual target bonus was 150% of annual salary. On December 29, 2016, Captain Blackley stepped down from his role as Chief Executive Officer and Director of the Company, and in connection with his departure from the Company, Captain Blackley entered into a separation agreement with the Company that included a general release and waiver of claims against the Company in addition to the payment of certain benefits, subject to applicable tax withholding that were generally consistent with the terms of his employment agreement, as amended, including: (a) a cash payment of $1,350,000 in substantially equal installments over a period of twenty-four months; (b) a lump sum cash payment of $3,213,879, which is comprised of a lump sum of $2,201,387 and the product of $19,471 for each week of service completed during the year of separation; (c) a lump sum cash payment of $475,000 pursuant to the Company’s Retention Bonus Plan; and (d) any benefits to which Captain Blackley was entitled under the Company’s Supplemental Executive Savings Plan. Captain Blackley also received accelerated vesting of all of his time-based equity grants. Please see the Potential Payments upon Termination section for additional details on Captain Blackley’s compensation at termination.

While he was employed with the Company, Mr. Oricchio was party to an employment agreement pursuant to which his annual target bonus was 150% of annual salary. In addition, Mr. Oricchio’s agreement provided for an additional cash payment of $400,000 to be paid in January of each of 2016 and 2017. On December 29, 2016, Mr. Oricchio retired from his position as the Senior Vice President and Chief Financial Officer of the Company and in connection with his departure from the Company, Mr. Oricchio entered into a separation agreement with the Company that included a general release and waiver of claims against the Company in addition to the payment of certain benefits, subject to applicable tax withholding that are generally consistent with the terms of his employment agreement, as amended, including: (a) a cash payment of $475,000 in substantially equal installments over a period of twelve months; (b) a lump sum cash payment of $1,012,499; (c) the pro rata portion of Mr. Oricchio’s second anniversary bonus in a lump sum cash payment of $385,753; and (d) Mr. Oricchio’s annual bonus for fiscal year 2016, to be determined based on actual performance of previously established performance metrics and subject to the approval of the Company’s Compensation and Audit Committees. Mr. Oricchio also received accelerated vesting of all of his time-based equity grants. Please see the Potential Payments upon Termination section for additional details on Mr. Oricchio’s compensation at termination.

While he was employed with the Company, Mr. Flinter was party to an employment agreement pursuant to which his annual target bonus was 125% of annual salary. On July 29, 2016, Mr. Flinter retired from his position as President of the Company’s U.S. Flag operations, and pursuant to his employment agreement, as amended, all of his unvested stock option awards, time -based RSUs and performance-based RSUs vested in full (per the terms of his agreement, performance-based RSUs vested at target performance). He was also entitled to severance payments under his employment agreement, subject to his signing a waiver and a release of claims, and his complying with his non-solicit, non-compete, non-disclosure and non-disparagement obligations, as follows: twenty-four months of severance payments, made in equal installments, totaling $850,000, a cash bonus of $531,250, $14,711 in unused vacation time, accelerated vesting of all of his time-based equity grants, settlement of 63,652 performance share units in cash, and any benefits to which Mr. Flinter was entitled under the Company’s Supplemental Executive Savings Plan.

While he was employed with the Company, Mr. Small was party to an employment agreement pursuant to which his annual target bonus was 125% of annual salary, and he was also entitled to a sign-on bonus of $150,000. His agreement provided for the following severance benefits in the event of termination of his employment without cause or resignation with good reason: (i) salary continuation for twenty-four months, (ii) a lump sum payment in an amount depending on which year the termination occurred and (iii) all outstanding and unvested options, RSUs and other equity-based grants or cash in lieu of grants that in all cases were not performance-based would vest upon a termination without cause, for good reason, by death or disability. As the result of the Spin, Mr. Small’s employment agreement was assigned to INSW. Mr. Small did not receive any severance or other benefits from the Company as a result of his remaining with INSW following the Spin.

Additional Information

Benefits

In general, we provide benefits to our employees that we believe are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial concerns and catastrophes that can result from illness, disability or death.

We provide a tax-qualified defined contribution employee benefit plan to employees under the Savings Plan for Employees of OSG Ship Management, Inc. (the “Savings Plan”). Under the Savings Plan, eligible employees may contribute, on a pre-tax basis, an amount up to the limit imposed by the Internal Revenue Code Section 401(k). In 2016, the Company matched 100% of the first 6% of a participant’s pre-tax contribution (up to the code limit) which was $15,900. In addition, in 2016, the Company contributed to the Savings Plan account of each eligible employee an amount equal to 4% of the employee’s cash compensation up to the limits imposed by the code. Effective January 1, 2017, under the Savings Plan, the Company will match 100% of the first 4% of a participant’s pre-tax contribution and then 50% up to 8% of a participant’s pre-tax contribution (up to the code limit) which for 2017 will be $16,200. The additional 4% contribution under the Savings Plan was discontinued as of January 1, 2017.

Prior to our Chapter 11 filing, we sponsored a Supplemental Executive Retirement Plan, or SERP. Upon the Chapter 11 filing, account balances under the SERP, including accruals and earnings thereon, were frozen, and we discontinued future contributions to the SERP. In October 2014, we decided to pay interest on balances from the time of bankruptcy filing until the termination of the participant’s employment at the annual rate of 2.98%.

Risk Mitigation

As indicated elsewhere in this Proxy Statement, the Compensation Committee believes that a significant portion of our NEOs’ total compensation should be variable and “at risk,” based upon defined performance measures tied to financial and operational goals. To accomplish this, the Compensation Committee uses a balanced weighting of performance measures and metrics in our incentive compensation programs to promote the achievement of our annual operating plan and long-term business strategy, build long-term stockholder value and discourage excessive risk taking by eliminating any inducement to over-emphasize one goal to the detriment of others.

To further ensure we mitigate excessive risk taking, we have adopted:

●	a policy prohibiting hedging by Directors and executives;
●	a compensation recoupment policy for executive officers; and
●	stock ownership guidelines for executives and directors.

Stock Ownership Guidelines

We encourage stock ownership by our executives and non-employee directors to align their interests with the long-term interests of our stockholders. As measured on the January 1st of each fiscal year, directors and officers are required to own and hold stock in an amount equal to a number of shares of common stock priced at the closing price on the last trading day prior to January 1st as set forth in the chart below.

Position	Target Ownership Multiple
President and CEO	Five (5) times rate of annual base salary
EVPs	Three (3) times rate of annual base salary
Directors	Three (3) times rate of annual board service cash retainer
SVPs	Two (2) times rate of annual base salary
VPs	One (1) times rate of annual base salary

Directors and executives are expected to achieve these ownership levels within the later of five (5) years after: (a) the implementation of these guidelines, or (b) their first becoming eligible to participate in the Company’s Management Incentive Compensation Plan.

For purposes of these Stock Ownership Guidelines, ownership comprises all shares of common stock beneficially owned by the director or officer, their spouse, and their minor children, including:

(a)	shares owned outright or in trust;
(b)	time-based vested restricted stock or shares underlying restricted stock units awarded;
(c)	vested in-the-money stock options;
(d)	performance-based RSUs or restricted stock awarded for which the performance and service criteria has been satisfied;
(e)	shares of stock held in any pension or 401(k) plan determined on a net-share-settled basis.

In 2016, all of our executives and directors met these guidelines.

Incentive Compensation Recoupment Policy for Executive Officers

Our Incentive Compensation Recoupment Policy (the “Recoupment Policy”) generally provides that if an executive officer has received incentive compensation based on the achievement of a performance metric and the Board commences action to restate the calculation of such performance metric within five fiscal years due to a material misstatement or inaccuracy, we may require such executive officer to repay all or a portion of the amounts of such incentive compensation that the Board in good faith determines would not have been payable if not for the material misstatement or inaccuracy. Where the Board determines that the executive officer’s fraud, misconduct, negligence or other knowing actual involvement was a contributing factor to the need for the restatement, the five-year look back limitation does not apply. The Compensation Committee is monitoring the proposed regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) relating to incentive compensation recoupment and will amend the Recoupment Policy to the extent necessary to comply with the Dodd-Frank Act.

Hedging and Insider Trading

Our insider trading policy prohibits our directors and employees from hedging their ownership of our securities, including investing in options, puts, calls, short sales, futures contracts or other derivative instruments relating to our securities, regardless of whether such directors and employees have material nonpublic information about us. In addition, the insider trading policy prohibits our directors and employees from purchasing or selling our securities while in possession of material nonpublic information or otherwise using such information for their personal benefit. Directors and employees are permitted to enter into trading plans under Rule 10b5-1 under the 1934 Act. With the approval of our General Counsel, a 10b5-1 Plan may be entered into during a time when the equity participant is not in possession of material, non-public information. These plans are intended to aid the equity participants in diversifying their portfolios without violating federal securities law.

Consideration of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the deductibility of compensation in excess of $1 million per year paid to the CEO and the three other most highly paid executive officers (other than the CFO). However, Section 162(m) provides an exemption for performance-based compensation. To be performance-based, the compensation must be (i) paid pursuant to a plan approved by stockholders at least once every five years, (ii) based on performance relative to an objective performance measure(s) that was identified in the plan as a possible performance measure, (iii) predicated on a performance goal(s) established no later than the end of the first quarter of the performance period, and, in no case, later than 90 days into the performance period and (iv) administered by a committee of independent directors (as that term is defined within the Section). Our incentive plan has been structured such that compensation paid pursuant to the plan may qualify for the performance-based exemption. The Committee intends to capture the tax deduction whenever possible, but believes that stockholder interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Such action may be necessary in order for us to meet competitive market pressures and to ensure that we are able to attract and retain top talent to lead the organization successfully.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

By the Human Resources and Compensation Committee:

Timothy J. Bernlohr, Chairman
Ronald Steger
Gary Eugene Taylor
Ty E. Wallach

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table includes individual compensation information for services in all capacities for the Company and our subsidiaries by the NEOs for 2016.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3) (4)	Option Awards (3)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (6)	Total

Samuel H. Norton	2016	$182,308	$—	$1,982,809	$660,936	$—	$—	$16,316	2,842,369
President and
Chief Executive Officer (7)

Christopher W. Wolf	2016	$26,923	$—	$375,000	$125,000	$—	$—	$—	$526,923
Senior Vice President and
Chief Financial Officer (7)

Patrick J. O’Halloran	2016	$185,483	$—	$—	$—	$99,229	$—	$32,755	$317,467
Vice President and
Chief Operations Officer (8)

Damon M. Mote	2016	$185,483	$—	$—	$—	$99,229	$—	$45,379	$330,091
Vice President and
Chief Administrative Officer (8)

Ian T. Blackley	2016	$675,000	$475,000	$1,208,787	$533,784	$—	$—	$3,298,256	$6,190,827
Former President and	2015	$666,539	—	$1,161,400	$839,328	$1,230,188	$—	$44,894	$3,942,349
Chief Executive Officer (9)	2014	$493,269	—	$200,000	$200,000	$819,375	$—	$146,086	$1,858,730

Rick F. Oricchio	2016	$475,000	$400,000	$600,000	$320,270	$—	$—	$2,014,590	$3,809,860
Former Senior Vice President	2015	$465,865	—	$1,583,075	—	$850,547	$—	$17,041	$2,916,528
Chief Financial Officer (9) (10)

Henry P. Flinter	2016	$245,346	$—	$323,745	151,238	$—	$—	$1,644,059	$2,364,388
Former Co-President and	2015	$385,000	—	$54,564	—	$567,875	$—	$42,160	$1,049,599
Head of U.S. Flag SBU (9)	2014	$361,346	$63,180	$200,000	$200,000	$522,156	$—	$40,672	$1,387,354

James D. Small III	2016	$475,000	$—	$701,026	$320,270	$558,363	$—	$38,737	$2,093,396
Former Senior Vice President,	2015	$401,923	$150,000	$664,102	$503,597	$844,757	$—	$18,250	$2,582,629
General Counsel and Secretary (9) (10)

(1)	The salary amounts reflect the actual salary received during the year.

(2)	Mr. Blackley received a retention bonus of $475,000. Mr. Oricchio received a bonus of $400,000 upon his first anniversary of joining the Company. In 2015, Mr. Small received a sign on bonus of $150,000 upon his joining the Company.

(3)	These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to FASB ASC Topic 718. The equity awards granted in 2014 were made for 2014 performance. In 2015, Messrs. Blackley, Oricchio and Small were the only NEOs who received time-based equity awards, each of which vests ratably on the first three anniversaries of the dates of grant, which are January 20, 2015 for Mr. Blackley; January 12, 2015 for Mr. Oricchio; and March 2, 2015 for Mr. Small. In March 2016, Messrs. Blackley, Oricchio, Flinter and Small received time-based equity awards, which vest ratably on each of the first three anniversaries of March 30, 2016. In 2016, Messrs. Norton and Wolf received time-based equity awards upon hire with the Company. One third of Mr. Norton’s award vests ratably on each of January 1, 2017, 2018 and 2019. Mr. Wolf’s award vests ratably on each of the first three anniversaries of December 14, 2016. Messrs. O’Halloran and Mote did not receive a time-based grant in 2016.

(4)	Messrs. Blackley, Flinter and Small received a performance-based RSU grant on October 12, 2015. One third of each performance award was scheduled to vest on each of December 31, 2015, 2016 and 2017, subject in each case to the Committee’s certification of achievement of the pre-established performance goals no later than each March 31 following the respective date of vesting. Settlement of the vested performance-based RSUs may be in either shares of common stock or cash, as determined by the Committee in its discretion, and shall occur as soon as practicable following the Committee’s certification of the achievement of the applicable performance goals for 2017 and in any event, no later than April 30, 2018. The number of target RSUs shall be subject to an increase or decrease depending on performance against the applicable performance goals with the minimum number of RSUs vesting equal to zero and the maximum number of RSUs vesting equivalent to 130% of the RSUs awarded. Since performance targets are set annually for the October 2015 grant each tranche of the award is considered to be a separate grant. The amounts in this column represent the aggregate grant date fair value of the 2016 tranche of each such performance RSU award at target, calculated in accordance with accounting guidance, as follows: Mr. Blackley – $208,787, Mr. Flinter - $40,411 and Mr. Small - $101,026. Messrs. Blackley, Oricchio, Flinter and Small received performance RSU grants on March 30, 2016. The performance award is scheduled to vest in full on December 31, 2018, subject to the Committee’s certification of achievement of the performance measures and targets no later than March 31 following the vesting date. Settlement of the vested RSUs may be in either shares of common stock or cash, as determined by the Committee in its discretion, and shall occur as soon as practicable following the Committee’s certification of the achievement of the applicable performance goals for 2018 and in any event, no later than April 30, 2019. The number of target RSUs shall be subject to an increase or decrease depending on performance against the applicable performance measures and targets with the maximum number of RSUs vesting equivalent to 150% of the RSUs awarded. The amounts in this column represent the aggregate grant date fair value of the 2016 performance RSU award at target, calculated in accordance with accounting guidance, as follows: Mr. Blackley - $500,000, Mr. Flinter - $141,667 and each of Mr. Oricchio and Mr. Small - $300,000. Messrs. O’Halloran and Mote did not receive a performance-based RSU grant in 2016.

(5)	The amounts in this column reflect the amounts paid in 2017, 2016 and 2015, respectively, under the Company’s Cash Incentive Compensation Plan for performance in 2016, 2015 and 2014, respectively.

(6)	See the “All Other Compensation Table” below for additional information.

(7)	Mr. Norton joined the Company on July 17, 2016 and Mr. Wolf joined the Company on December 1, 2016.

(8)	Mr. Mote and Mr. O’Halloran became Executive Officers of the Company on December 5, 2016.

(9)	Mr. Flinter retired on July 29, 2016, Mr. Small left the Company to join INSW following the completion of the Spin on November 30, 2016, and Messrs. Blackley and Oricchio left the Company on December 29, 2016.

(10)	Mr. Oricchio joined the Company on January 12, 2015 and Mr. Small joined the Company on March 2, 2015.

All Other Compensation Table

The following table describes each component of the All Other Compensation column for 2016 in the Summary Compensation Table.

Name	Savings Plan Matching Contribution (1)	Qualified Defined Contribution Plan (2)	Life Insurance Premiums (3)	Other (4)	Total
Samuel H. Norton	$5,469	$5,469	$396	$4,982	$16,316
Christopher W. Wolf	$—	$—	$—	$—	$0
Patrick J. O’Halloran	$15,900	$10,600	$765	$5,490	$32,755
Damon M. Mote	$15,900	$10,600	$765	$18,114	$45,379
Ian T. Blackley	$15,900	$10,600	$1,188	$3,270,568	$3,298,256
Rick F. Oricchio	$15,900	$10,600	$1,188	$1,986,902	$2,014,590
Henry P. Flinter	$14,721	$10,600	$693	$1,618,045	$1,644,059
James D. Small III	$15,900	$10,600	$1,188	$11,049	$38,737

(1)	Constitutes the Company’s matching contributions under the Savings Plan, which is described in the “Compensation Discussion and Analysis”.

(2)	Constitutes the Company’s four percent (4%) contributions under the Savings Plan, which is described in the “Compensation Discussion and Analysis”.

(3)	Life insurance premiums represent the cost of term life insurance paid on behalf of the NEO.

(4)	Includes the following amounts for each NEO under plans and arrangements generally maintained by us for all employees (other than “umbrella” excess liability insurance coverage): (a) medical and dental coverage premiums of $2,400 for Mr. Blackley, $5,118 for Mr. Oricchio, $4,987 for Mr. Flinter, $8,531 for Mr. Small, $3,846 for Mr. Norton, $3,600 for Mr. O’Halloran, and $16,584 for Mr. Mote; (b) long-term and short term disability plan premiums (c) premium for excess liability insurance coverage for each NEO (d) separation payments as follows for Mr. Blackley - $44,135 in unused vacation and $3,213,879 lump sum; (e) separation payments as follows for Mr. Oricchio - $23,750 in unused vacation days, $385,753 pro rated anniversary bonus, $1,012,499 lump sum and a cash bonus of $577,264; (f) separation payments as follows for Mr. Flinter - $14,712 in unused vacation, $392,231 restricted stock paid in cash, $531,250 bonus, and $141,666 in severance payments made during 2016. Also, includes fees of $6,916 paid in 2016 to an accounting firm the Company selected to prepare Mr. Blackley’s 2015 U.S. income tax return and United Kingdom income tax return for the fiscal year ended April 2015 due to his previous foreign assignment. OSG agreed to pay for the provision of certain tax preparation services, in order to ensure that OSG can properly recapture certain foreign tax credits. Mr. Blackley is responsible for paying his U.S. income taxes. Mr. Blackley returned to New York in April 2013. In March 2015, Mr. Blackley repaid $54,053 to OSG with respect to foreign tax credits arising from United Kingdom income taxes paid related to the period of his overseas assignment that were utilized against his 2014 federal income tax liability.

GRANTS OF PLAN-BASED AWARDS

The following table lists the grants made in fiscal 2016 to the NEOs under the Company’s Management Incentive Compensation Plan. The Management Incentive Compensation Plan contains anti-dilution provisions whereby in the event of any change in the capitalization of the Company, the number and the type of securities underlying outstanding awards must be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. The impact of these provisions resulted in a modification of all outstanding awards. No additional compensation was recognized in 2016 as a result of such modification. The Number of Securities, Shares and Option exercise price have been adjusted to reflect the reverse stock split on June 13, 2016, and the Spin.

								All Other Stock Awards: Number of Shares of Stock or Stock Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (5)
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity Incentive Plan Awards (2)

		Incentive Plan Awards			Threshold	Target	Maximum
Name	Grant Date (1)	Threshold	Target	Maximum	(#)	(#)	(#)	(#)	(#)	($/Sh)
Samuel H. Norton	8/3/2016	$—	$—	$—	—	—	—	356,255	—	$—	$1,982,813
	8/3/2016	$—	$—	$—	—	—	—	—	297,818	$5.57	$660,936

Christopher W. Wolf (6)	12/14/2016	$—	$—	$—	—	—	—	99,206	—	$—	$375,000
	12/14/2016	$—	$—	$—	—	—	—	—	78,616	$3.73	$125,000

Patrick J. O’Halloran	3/30/2016	$46,278	$92,556	$138,833	—	—	—	—	—	$—	$—

Damon M. Mote	3/30/2016	$46,278	$92,556	$138,833	—	—	—	—	—	$—	$—

Ian T. Blackley	3/30/2016	$—	$—	$—	70,374	140,748	202,262	—	—	$—	$708,787
	3/30/2016	$—	$—	$—	—	—	—	96,447	—	$—	$500,000
	3/30/2016	$—	$—	$—	—	—	—	—	256,761	$5.19	$500,000
	3/30/2016	$464,063	$928,125	$1,392,188	—	—	—	—	—	$—	$—

Rick F. Oricchio	3/30/2016	$—	$—	$—	28,935	57,869	86,804	—	—	$—	$300,000
	3/30/2016	$—	$—	$—	—	—	—	57,869	—	$—	$300,000
	3/30/2016	$—	$—	$—	—	—	—	—	154,055	$5.19	$300,000
	3/30/2016	$296,875	$593,750	$890,625	—	—	—	—	—	$—	$—

Henry P. Flinter	3/30/2016	$—	$—	$—	7,873	15,745	21,221	—	—	$—	$182,078
	3/30/2016	$—	$—	$—	—		—	11,985	—	$—	$141,666
	3/30/2016	$—	$—	$—	—	—	—	—	31,907	$11.82	$141,666
	3/30/2016	$239,063	$478,125	$717,188	—	—	—	—	—	$—	$—

James D. Small III	3/30/2016	$—	$—	$—	17,392	34,783	50,294	—	—	$—	$401,026
	3/30/2016	$—	$—	$—	—	—	—	25,381	—	$—	$300,000
	3/30/2016	$—	$—	$—	—	—	—	—	67,567	$11.82	$300,000
	3/30/2016	$296,875	$593,750	$890,625	—	—	—	—	—	$—	$—

(1)	On March 30, 2016, the Board of Director’s approved equity grants under the Company’s Management Incentive Compensation Plan, which is considered the grant date under applicable accounting rules for 2016 share-based grants that were made. The grant date for the Non-Equity Incentive Plan Awards is the date on which the Compensation Committee approved the goals under the Company’s Cash Incentive Compensation Plan for 2016. For Messrs. Norton and Wolf, the grant date is the date of award.

(2)	Messrs. Blackley, Small and Flinter received a performance RSU grant on October 12, 2015. Performance targets are set annually for each tranche of the award and each tranche considered to be a separate grant. The numbers shown in the table represent the 2016 tranche of each such performance RSU award adjusted to reflect the reverse split for all and the Spin for Mr. Blackley only. In addition, on March 30, 2016 Messrs. Blackley and Oricchio were granted 96,447 and 57,869 performance-based RSUs respectively, adjusted to reflect the reverse split and the Spin. On March 30, 2016, Mr. Flinter was granted 11,985 performance-based RSUs - the pre-Spin number of shares is reflected here since Mr. Flinter retired before the Spin. The grants of Messrs. Blackley, Oricchio and Flinter were cancelled upon their termination of employment. On March 30, 2016 Mr. Small received a grant of 25,381 performance-based RSUs in 2016 - the pre-Spin number of shares granted is reflected here since this grant was assumed by INSW.

(3)	Reflects the post-Spin RSU grant award for Messrs. Blackley, Orrichio, Norton and Wolf and post-reverse split for Messrs. Small and Flinter. For Messrs. Blackley and Oricchio, the March 2016 RSU grants were originally 253,807 and 152,284 units respectively. On June 13, 2016, the reverse split of 6 to 1 was actioned reducing the number of outstanding units to 42,301 and 25,381 respectively. Mr. Norton’s July 2016 grant was originally 156,250 units. Effective as of the Spin, the outstanding awards were adjusted by a factor of 2.28 in order to keep Messrs. Blackley, Oricchio and Norton whole with OSG stock. See further discussion in the Equity-Based Compensation section in the Compensation Discussion and Analysis. The vesting of Messrs. Blackley and Oricchio awards was accelerated at their termination per their agreements. Mr. Wolf’s December RSU grant was made after the Spin therefore no adjustments were made. Mr. Flinter was originally granted 71,912 RSUs in March; his grant was adjusted for the reverse split that occurred in June reducing the number of units granted to 11,985. Mr. Small was originally granted 152,284 RSUs in March - his grant was adjusted for the reverse split that occurred in June reducing the number of units granted to 25,381. These awards were not adjusted for the Spin since Mr. Flinter’s award was cancelled and paid out in cash upon his retirement and Mr. Small’s award was transferred to INSW.

(4)	Reflects the post-Spin number of Non-Qualified Stock Options (NQSOs) granted to Messrs. Blackley and Oricchio in March 2016, to Mr. Norton in August 2016, to Mr. Wolf in December 2016, and the post-reverse split number of options for Messrs. Flinter and Small (which were granted in March 2016). Messrs. Blackley and Oricchio originally received NQSO grants of 675,676 and 405,405 options, respectively. On June 13, 2016, the reverse split of 6 to 1 was implemented reducing the number of outstanding options to 112,613 and 67,567, respectively. Effective as of the Spin, the outstanding awards were adjusted by a factor of 2.28 in order to keep the NEO whole with OSG stock. See further discussion in the Equity-Based Compensation section in the Compensation Discussion and Analysis. The vesting of these options was accelerated at their termination per their agreements and expire 90 days after termination of employment. Mr. Flinter was originally granted 191,441 NQSOs in March, his grant was adjusted for the reverse split that occurred in June reducing the number of options granted to 31,907. These options were accelerated and all unexercised options expired 90 days after his retirement date. Mr. Small was granted 405,405 NQSOs in March 2016 - his grant was adjusted for the reverse split that occurred in June reducing the number of options granted to 25,381. His award was assumed by INSW as a result of the Spin.

(5)	For information with respect to grant date fair values see Note 13, “Capital Stock and Stock Compensation,” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(6)	Mr. Wolf’s grant was awarded post-Spin so no adjustments were made to either of his grants.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information as of December 31, 2016 concerning the holdings of stock options and stock awards by the NEOs. This table includes unexercised and unvested option and stock awards. The Management Incentive Compensation Plan contains anti-dilution provisions whereby in the event of any change in the capitalization of the Company, the number and the type of securities underlying outstanding awards must be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. The impact of these provisions resulted in a modification of all outstanding awards. No additional compensation was recognized in 2016 as a result of such modification. The Number of Securities, Shares and the Option exercise price have been adjusted to reflect the stock dividend declared by the Company on November 20, 2015, the reverse stock split in June 13, 2016, and the Spin. The market value of the stock awards is based on the market price of the Company’s Class A Common Stock at the close of business on 12/30/2016, which was $3.83 per share. For additional information regarding these awards, see “Compensation Discussion and Analysis.”

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Samuel H. Norton	—	297,818		—	$5.57	1/1/2027	356,255	(3)	$1,364,457	—			$—

Christopher W. Wolf	—	78,616		—	$3.73	12/14/2026	99,206	(4)	$379,959	—			$—

Patrick J. O’Halloran	—	—		—	$—		5,144	(5)	$19,702	—			$—

Damon M. Mote.	—	—		—	$—		5,144	(5)	$19,702	—			$—

Ian T. Blackley	54,866	—	(1)	—	$8.43	3/29/2017	—	(6)	$—	—	(7)		$—
	259,796	—	(1)	—	$7.50	3/29/2017	—	(6)	$—	—			$—
	256,761	—	(1)	—	$5.19	3/29/2017	—	(6)	$—	—			$—

Rick F. Oricchio	154,055	—	(1)	—	$5.19	3/29/2017	—	(6)	$—	—			$—

Henry P. Flinter	—	—	(1)	—	$—		—	(6)	$—		(7)	$

James D. Small III	—	—	(2)	—		$3/2/2025	—	(6)	$—		(7)		$—
	—	—		—		$3/30/2026	—		—	—			$—

(1)	The option to purchase these shares of Class A common stock was granted pursuant to the Company’s Management Incentive Compensation Plan. The grant vesting for Messrs. Blackley and Oricchio was accelerated upon termination; all unexercised options expire within 90 days of vesting. Mr. Henry Flinter’s grant expired unexercised on October 17, 2016 as a result of his retirement.

(2)	The option to purchase these shares of Class A common stock was granted pursuant to the 2014 Overseas Shipholding Group, Inc. Management Incentive Compensation Plan and will become exercisable as to one third of such shares on each of the first, second and third anniversaries of the award date of March 2, 2015. All Mr. Small’s unexercised options were assumed by INSW as a result of the Spin.

(3)	Of these RSUs, 118,781 will vest on January 1, 2017, and 118,782 will vest on each of January 1, 2018 and January 1, 2019.

(4)	Of these RSUs, 33,068 will vest on December 14, 2017 and 33,069 will vest on each of December 14, 2018 and December 14, 2019.

(5)	These RSUs will vest on December 19, 2017.

(6)	For Messrs. Blackley and Oricchio, their respective RSUs were accelerated upon termination of employment by the Company. For Mr. Flinter, his RSUs were cancelled and paid in cash as a result of his retirement from the Company. For Mr. Small, his RSUs were assumed by INSW as a result of the Spin.

(7)	First tranche of 2015 PRSU vested on December 31, 2015 and will be settled in cash or shares no later than March 31 of the year following the end of the performance period which is December 31, 2017. For Mr. Blackley, it is 57,591 RSUs (with a market or payout value of $220,574), Mr. Flinter, it is 11,147 RSUs (with a market or payout value of $42,693), and for Mr. Small, it is 27,866 RSUs (with a market or payout value of $106,727).

OPTIONS EXERCISED AND STOCK VESTED

The following table provides information on the vesting of RSUs held by the NEOs in 2016. There were no stock options exercised by the NEOs in 2016. The Management Incentive Compensation Plan contains anti-dilution provisions whereby in the event of any change in the capitalization of the Company, the number and the type of securities underlying outstanding awards must be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. For additional information regarding these awards, see “Compensation Discussion and Analysis.”

	Option Awards		Stock Awards
	Number of		Number of		Value
	Shares	Value	Shares		Realized
	Acquired	Realized	Acquired		on
	on Exercise	on Exercise	on Vesting		Vesting
Name	(#)	($)	(#)
Samuel H. Norton	—	—	32,070	(1)	$58,047
Christopher W. Wolf	—	—	—		$—
Patrick J. O’Halloran	—	—	5,144	(2)	$25,000
Damon M. Mote	—	—	5,144	(2)	$25,000
Ian T. Blackley	—	—	272,901	(3)	$1,108,292
Rick F. Oricchio	—	—	355,715	(4)	$1,358,161
James D. Small III	—	—	56,410	(5)	$118,461

(1)	Reflects the vesting of a restricted stock award granted for Mr. Norton’s service as a Director on the Company’s Board prior to becoming an employee of the Company. Market price at time of vesting was $1.81.

(2)	Reflects the vesting of one-third of the RSUs granted on December 18, 2014 to Mr. O’Halloran and Mr. Mote. The value realized on vesting was computed using the settlement date market price of $4.86 rather than the Volume Weighted Average Price (“VWAP”) price of $3.65.

(3)	Reflects the vesting of RSUs held by Mr. Blackley of: one-third of the RSUs granted on September 29, 2014 and one-third of the RSUs granted on January 20, 2015, and the acceleration of his outstanding RSUs as a result of his termination per his agreement with the Company. The value realized for the accelerated share vesting was computed using the settlement date market price of $4.86 rather than the VWAP price of $3.65. His unvested PRSUs were forfeited. The value realized on vesting was computed based on the following:

		Number of	Market	Value
Date of	Vesting	shares	Price at	Realized
award	Date	acquired on	Vesting	on Vesting
		Vesting
9/29/2014	9/29/2016	3,348	$10.51	$35,197
2/10/2015	1/20/2016	94,017	$2.34	$220,000
9/29/2014	12/29/2016	7,635	$4.86	$37,106
2/10/2015	12/29/2016	71,454	$4.86	$347,266
3/30/2016	12/29/2016	96,447	$4.86	$468,732

(4)	Reflects the vesting of RSUs held by Mr. Oricchio of one-third of the RSUs granted on January 12, 2015, and the acceleration of his outstanding RSUs as a result of his termination per his agreement with the Company; all his unvested PRSUs were forfeited. The value realized for the accelerated share vesting was computed using the settlement date market price of $4.86 rather than the VWAP price of $3.65.

		Number of	Market	Value
Date of	Vesting	shares	Price at	Realized
award	Date	acquired on	Vesting	on Vesting
		Vesting
1/12/2015	1/12/2016	169,230	$2.67	$451,844
1/12/2015	12/29/2016	128,616	$4.86	$625,074
3/30/2016	12/29/2016	57,869	$4.86	$281,243

(5)	Reflects the RSU vesting for Mr. Small of one-third of the RSUs granted on March 2, 2015. Market price at time of vesting was $2.10. Mr. Small’s 2016 tranche of the 2015 PRSU grant was vested by INSW on 12/31/16.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information with respect to the deferral of compensation on a non-tax qualified basis to the Supplemental Plan for each NEO in fiscal 2016. In connection with the Company’s Chapter 11 filing, the Company ceased to provide additional benefits under the Supplemental Plan and account balances under such plan were frozen as of November 14, 2012. The Supplemental Plan was amended in October 2014 to provide for interest at an annual rate of 2.98% from the petition date of November 14, 2012 through the termination date of the participant. The plan remains frozen to new participants.

				Aggregate	Aggregate
	Executive	Company	Aggregate	Withdrawals/	Balance at
	Contributions	Contributions	Earnings/Losses	Distributions	December 31,
Name	in 2016	in 2016	in 2016 (1)	in 2016 (2)	2016 (3)
Samuel H. Norton	$—	$—	$—	$—	$—
Christopher W. Wolf	$—	$—	$—	$—	$—
Patrick J. O’Halloran	$—	$—	$—	$—	$—
Damon M. Mote	$—	$—	$—	$—	$—
Ian T. Blackley	$—	$—	$6,327	$238,434	$—
Rick F. Oricchio	$—	$—	$—	$—	$—
Henry P. Flinter	$—	$—	$953	$61,628	$—
James D. Small III	$—	$—	$—	$—	$—

(1)	The aggregate earnings constitute accrued interest for the calendar year ended December 31, 2016. There were no executive or Company contributions in 2016.
(2)	The balances of Messrs. Blackley and Flinter SERP account stopped accruing interest upon their termination with the Company The balance is due and payable after a 6-month deferral period, Mr. Flinter’s balance was paid in February 2017, Mr. Blackley’s will be paid in June 2017.
(3)	Constitutes the aggregate under the Supplemental Plan for each NEO at the fiscal year end.

POTENTIAL PAYMENTS UPON TERMINATION

The following table discloses the amounts that would have been payable to each NEO upon termination of their employment, assuming for this purpose that such termination occurred on December 31, 2016. At December 31, 2016, no NEO was eligible for normal retirement at age 65. The table excludes amounts payable pursuant to the Supplemental Plan and pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees, such as the Savings Plan.

Event(1)	Ian T.	Rick F.	James D.	Samuel	Christopher	Patrick	Damon
	Blackley	Oricchio	Small III	Norton	Wolf	O’Halloran	Mote

Involuntary Termination Without Cause or
Voluntary Termination for Good Reason
Cash severance payment (2)	$1,350,000	$475,000	$950,000	$395,000	$350,000	$205,000	$205,000
Pro rata Bonus Payment (3)	$—	$557,264	$—	$1,250,000	$52,500	$102,500	$102,500
Retention Bonus Payment (4)	$475,000	$—	$—	$—	$—	$—	$—
Equity Awards (5)	$1,108,292	$1,358,161	$385,839	$1,364,457	$379,959	$—	$—
Anniversary Payment (6)	$—	$385,753	$—	$—	$—	$—	$—
Lump Sum Payment (7)	$3,213,879	$1,012,499	$1,345,832	$—	$—	$—	$—
Total	$6,147,171	$3,788,677	$2,681,671	$3,009,457	$782,459	$307,500	$307,500

Death / Disability
Pro rata Bonus Payment (3)	$—	$—	$—	$—	$—	$—	$—
Retention Bonus Payment (4)	$—	$—	$—	$—	$—	$—	$—
Equity Awards (5)	$—	$—	$—	$1,364,457	$379,959	$—	$—
Total	$—	$—	$—	$1,364,457	$379,959	$—	$—

(1)	The values in this table reflect estimated payments associated with various termination scenarios except for Messrs. Blackley and Oricchio whose termination date was 12/29/16 and actual payments are reflected in the table.

(2)	Cash severance payment equal to 24 months of base salary for Messrs. Blackley and Small and 12 months of base salary for Messrs. Oricchio, Norton, Wolf, O’Halloran and Mote.

(3)	Pro rata bonus is equal to Mr. Norton’s target bonus, pro-rated based on actual performance for the year of termination. For Messrs. Oricchio, Wolf, O’Halloran and Mote the pro rata bonus is equal to the NEO’s Target Bonus, pro-rated based on the portion of the year that the NEO was employed.

(4)	Under the Retention Bonus Plan certain employees are eligible to earn a retention award. The participant must have remained employed by the Company through December 19, 2016 (the “Retention Period”). Awards under the Retention Bonus Plan were paid in a lump sum payment following completion the Retention Period. Mr. Blackley was the only Executive Officer eligible for this bonus.

(5)	For Messrs. Blackley, Oricchio, Small, Norton, and Wolf all option shares and RSUs (and any other equity based grant or cash in lieu of grants) granted to the Executive, to the extent not otherwise vested, shall be vested as of the Date of Separation, as applicable. Any unvested PRSUs will be forfeited in the event of termination. As of December 31, 2016, all options were considered underwater and were therefore not included in the calculation. The grants awarded to Messrs. O’Halloran and Mote do not provide for acceleration. For illustration purposes, Mr. Small’s stock acceleration value is calculated on the assumption that he remained an OSG employee after the Spin and therefore had the OSG Spin factor of 2.28 applied to his outstanding awards.

(6)	Anniversary payment is a payment made to the executive for each of the first 2 years of the executive’s employment on the respective anniversaries as a pro-rata portion of the anniversary bonus for the year in which the date of separation from service occurs, calculated from the first day of such year up to the date of separation from service.

(7)	Messrs. Blackley, Oricchio and Small were eligible for the lump sum payment upon termination per their employment agreements with the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2016, no member of the Compensation Committee was, while a member of the Compensation Committee, an officer or employee of the Company or was formerly an officer of the Company (Mr. Norton was a member of the Compensation Committee prior to his appointment as Senior Vice President of the Company in July 2016). None of the Company’s executive officers served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during fiscal 2016. Please see “Information about the Board and Corporate Governance Related Party Transactions” for the Company’s policy on related party transactions.

DIRECTOR COMPENSATION

For the period of Board service from June to December 2016, the Company’s non-executive Chairman of the Board received an annual cash retainer of $182,750 and the Company’s other non-employee directors, except as described below, received an annual cash retainer of $102,000. The Chair of each of the Audit, Compensation and Governance Committees received an additional cash retainer of $25,500, $25,500 and $17,000 respectively. Each member of the Audit and Compensation Committees (other than the committee Chairs and except as described below) received an additional cash retainer of $12,750, and members of the Governance Committee received an additional cash retainer of $8,500. For service during 2017, the Board decreased the annual retainer for each of the Company’s non-employee directors by approximately 22% to $80,000 from $102,000 and reduced such retainer for the Chairman for 2017 to $172,000 from $182,750. The Board also decreased the additional annual retainers for 2017 of each of the Chairs of the Audit and Compensation Committees to $20,000 from $25,500 and decreased the additional annual retainer for 2017 of the Chair of the Governance Committee to $13,000 from $17,000. The Board also decreased the additional annual retainer for 2017 of each member of the Audit and Compensation Committee to $10,000 from $12,750, and decreased the additional annual retainer for 2017 of each member of the Governance Committee to $6,500 from $8,500.

During 2016 each of Messrs. Joseph I. Kronsberg, Ty E. Wallach, and Chad L. Valerio, agreed to provide to the Board certain specialized advice and the Company agreed to pay each of them an additional annual retainer of $12,750. Mr. Kronsberg has instructed the Company to pay all cash compensation for his service as a director to his employer, Cyrus Capital Partners. Mr. Wallach agreed to waive all compensation for his service as a director. Mr. Valerio had also instructed the Company to pay all cash compensation for his service as a director to his employer, Blue Mountain until the termination of Mr. Valerio’s employment with Blue Mountain. The Company and Mr. Valerio terminated their agreement with respect to the specialized advice and additional annual retainer as of September 30, 2016. Mr. Valerio instructed the Company to pay him all cash compensation for his services as a director effective as of October 1, 2016.

No director received any fee for attending any Board meeting or Board committee meeting. The Company reimburses directors for their reasonable travel and lodging expenses in attending Board and Board committee meetings. All directors’ cash compensation is payable quarterly in advance.

Under the 2014 Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan, the Board has discretion to grant various types of equity-based awards to directors. On June 22, 2016, the Board granted Mr. Wheat, as non-Executive Chairman of the Board, 15,177 shares of Common Stock having a fair market value of $180,000, and granted each other non-employee director, except as described below, and Mr. Kronsberg’s employer, Cyrus Capital Partners (and not Mr. Kronsberg), 8,432 shares of Common Stock having a fair market value of $100,000, in each case vesting on the earlier of (a) June 8, 2017 and (b) the date of the annual meeting of stockholders of the Company in 2017, subject to the director continuing to provide services to the Company as of such date. Mr.Wallach has agreed to waive all equity compensation for service as a director. Prior to September 2016, Mr. Valerio had agreed to waive all equity compensation for service as a director. In connection with the termination of his employment with Blue Mountain, Mr. Valerio ended his waiver of equity compensation. On October 17, 2016, the Board granted Mr. Valerio 8,432 shares of Common Stock having a fair market value of $83,561 vesting on the earlier of (i) June 8, 2017 and (ii) the date of the annual meeting of stockholders in 2017 and subject to Mr. Valerio continuing to provide services to the Company as of such date.

The following table shows the total compensation paid to the Company’s non-employee directors during 2016:

			Change in
			Pension Value
			and Nonqualified
			Deferred
	Fees earned or	Stock	Compensation	All Other
	Paid in Cash	Awards	Earnings	Compensation	Total
Name	($)(1)	($)	($)	($)	($)
Timothy J. Bernlohr	127,500	100,000	—	—	227,500
Joseph I. Kronsberg(2)	114,750	100,000	—	—	214,750
Samuel H. Norton(3)	69,640	100,000	—	—	169,640
Ronald Steger	136,948	100,000	—	—	236,948
Gary Eugene Taylor	129,037	100,000	—	—	229,037
Chad L. Valerio(4)	111,563	100,000	—	—	211,563
Ty E. Wallach(5)	—	—			—
Douglas D. Wheat	182,750	180,000	—	—	362,750
Gregory A. Wright	136,000	100,000	—	—	236,000

(1)	Consists of annual Board fees, annual Board Chairman and annual Chairman of the Audit, Compensation and Governance Committees fees, annual committee member fees and annual special advice fees.
(2)	In accordance with Mr. Kronsberg’s instruction, all compensation for his service as a director was paid to his employer, Cyrus Capital Partners, for 2016.
(3)	Mr. Norton ceased to be a non-employee director on July 17, 2016 when he was appointed Senior Vice President and Head of the U.S. Flag Strategic Business Unit of the Company.
(4)	In accordance with Mr. Valerio’s instruction, all cash compensation for his service as a director was paid to his employer, BlueMountain, which instruction ended as of September 30, 2016 in connection with the termination of Mr. Valerio’s employment with BlueMountain. Mr. Valerio agreed to waive all equity compensation for his service as a director, which waiver ended in connection with the termination of Mr. Valerio’s employment with BlueMountain.
(5)	Mr. Wallach agreed to waive all compensation for his service as a director for 2016.

Director Stock Ownership Guidelines

The Company encourages stock ownership by directors in order to align interests of directors with the long-term interests of the Company’s stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation.

In March 2015, the Board adopted stock ownership guidelines for non-employee directors. Under the stock ownership guidelines, each non-employee director is expected within the later of (i) five years after becoming a director and (ii) March 2020, to own shares of the Company’s common stock (including restricted stock units convertible into shares of stock and stock owned by his spouse and minor children), whose market value would equal at least three times his annual cash base retainer.

AUDIT COMMITTEE REPORT

Management has primary responsibility for preparing the consolidated financial statements of the Company, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States (“U.S. GAAS”) and the effectiveness of the Company’s internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board. The Board has adopted a written Audit Committee Charter describing the Audit Committee’s role and responsibilities, which is posted on the Company’s website at www.osg.com.

In fulfilling its oversight responsibilities, the Audit Committee met and held discussions with management and the Company’s independent registered public accounting firm concerning the acceptability and quality of the accounting principles, the reasonableness of significant judgments, and the adequacy and clarity of disclosures in the consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”). Management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed such consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee further discussed with the Company’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standards.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the Company’s independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm their independence from the Company and management, and considered the compatibility of non-audit services with the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the representations of management, the certifications of the Company’s chief executive officer and chief financial officer which are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act of 2002, and the reports, letters and other communications of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements be included in the 2016 Form 10-K for filing with the SEC.

The Audit Committee conducted a comprehensive, competitive process to determine our independent registered public accounting firm for our fiscal year ending December 31, 2017, concluding the process on April 10, 2017 by appointing Ernst & Young LLP as the independent registered public accounting firm for 2017.

By the Audit Committee:

Gregory A. Wright, Chairman
Ronald Steger
Gary Eugene Taylor

RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2)

PricewaterhouseCoopers LLP, certified public accountants (“PwC”), served as our independent registered public accounting firm for the year ended December 31, 2016. Earlier this year, the Audit Committee conducted a comprehensive, competitive process to determine our independent registered public accounting firm for our fiscal year ending December 31, 2017. The Audit Committee considered, among other things, external auditor capability, effectiveness and efficiency of audit services, and appropriateness of fees in the context of audit scope. The Audit Committee invited several accounting firms to participate in the process, including PwC. On April 10, 2017, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending December 31, 2017 and the dismissal of PwC.

The dismissal of PwC as the Company’s independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by PwC.

PwC’s audit reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of PwC on the effectiveness of internal control over financial reporting as of December 31, 2016 and 2015 did not contain an adverse opinion, nor were they qualified or modified.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through April 10, 2017, there were (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In deciding to engage EY, the Audit Committee reviewed auditor independence and existing commercial relationships with EY, and concluded that EY has no commercial relationship with the Company that would impair its independence. During the fiscal years ended December 31, 2016 and 2015, and during the subsequent interim period through April 10, 2017, neither the Company nor anyone acting on its behalf has consulted with EY on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Stockholder ratification of the appointment of EY as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the appointment of EY to the stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified by stockholders, the Audit Committee at its discretion will reconsider its selection of EY as our independent registered public accounting firm. Even if the appointment of EY is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

A representative of EY is expected to attend the Annual Meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees. Audit fees incurred by us to PwC were $4,901,476 and $8,069,139 in 2016 and 2015, respectively. Audit fees include fees for professional services rendered for the audit of our annual financial statements; the review of the financial statements included in our Forms 10-Q for the respective quarters in the years ended December 31, 2016 and 2015; Sarbanes-Oxley Section 404 attestation procedures; expenses incurred related to the performance of the services noted above; financial audits and reviews for certain of the Company’s subsidiaries; bankruptcy case administration and services associated with documents filed with the SEC.

Audit-Related Fees. Audit-related fees incurred by us to PwC were $343,000 and $550,501 in 2016 and 2015, respectively. Audit related fees include fees for matters related to public offerings and accounting consultations related to accounting, financial reporting or disclosure matters, not classified as “audit services.”

Tax Fees. Tax fees incurred by us to PwC were $4,702 and $48,538 in 2016 and 2015, respectively. Tax fees include fees relating to the preparation of certain foreign tax returns.

All Other Fees. Total other fees incurred by us to PwC were $0 and $1,960 in 2016 and 2015, respectively.

The Audit Committee considered whether the provision of services described above under “All Other Fees” were compatible with maintaining PwC’s independence. The Company does not believe that any reasonable concerns about the objectivity of PwC in conducting the audit of the Company’s financial statements are raised as a result of the fees paid for non-audit-related services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee and the Board of Directors recommend a vote “FOR” such ratification.

ADVISORY VOTE ON APPROVAL OF THE
COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
(PROPOSAL NO. 3)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), stockholders are being provided with the opportunity to cast an advisory vote on the compensation of the Named Executive Officers for 2016 as described in the section of this Proxy Statement titled “Executive Compensation,” including the CD&A included therein.

As more fully described in the CD&A, the Company’s executive compensation program is designed to promote the following objectives:

●	Attract, motivate, retain and reward highly-talented executives and managers, whose leadership and expertise are critical to the Company’s overall growth and success;

●	Compensate each executive based upon the scope and impact of his or her position as it relates to achieving the Company’s corporate goals and objectives, as well as on the potential of each executive to assume increasing responsibility within the Company;

●	Align the interests of the Company’s executives with those of its stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value; and

●	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

The Compensation Committee and the Board believe that the design of the executive compensation program, and hence the compensation awarded to the Named Executive Officers, fulfills these objectives.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying compensation tables and narrative which describe in detail how the Company’s compensation policies and procedures implement the Company’s compensation philosophy and disclose the compensation paid to the Named Executive Officers for 2016.

Accordingly, at the Annual Meeting, stockholders will be asked to vote on the following resolution:

RESOLVED, that the stockholders of the Company hereby approve, in an advisory vote, the compensation of the Named Executive Officers for 2016 as described in the “Compensation Discussion and Analysis” section and in the accompanying compensation tables and narrative in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders.

As an advisory vote, the results of the vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value the opinion of the Company’s stockholders and will consider the outcome of the vote when making future decisions on the compensation of the Named Executive Officers and the Company’s executive compensation principles, policies and procedures. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve the resolution.

The Board recommends a vote “FOR” advisory approval of the resolution set forth above and approval of the compensation of the Named Executive Officers for 2016 as disclosed in this Proxy Statement.

ADVISORY VOTE ON THE PREFERRED FREQUENCY OF FUTURE
STOCKHOLDER ADVISORY VOTES ON COMPENSATION FOR
THE NAMED EXECUTIVE OFFICERS
(PROPOSAL NO. 4)

In addition to the non-binding stockholder advisory vote on the compensation of the Company’s Named Executives, Section 14A of the Securities Exchange Act (the Dodd-Frank Act) also requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. This non-binding advisory vote is commonly referred to as a “say-when-on-pay” vote.

After careful consideration, the Board of Directors has determined that submitting the advisory vote on executive compensation to stockholders on an annual basis is most appropriate for the Company and its stockholders. An annual vote is consistent with our past practice, which the Board believes has worked well over the last six years, and it allows our shareholders to provide us with regular, timely and comprehensive feedback on important issues such as our executive compensation programs and policies as disclosed in the Company’s Proxy Statement each year.

Stockholders are not voting to approve or disapprove the recommendation of our Board of Directors. Rather, stockholders may cast a vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: “one year,” “two years,” “three years,” or, if you have no preference, “abstain.” For the reasons discussed above, the Board recommends that our stockholders vote to continue holding the advisory vote on executive compensation annually. The option that receives the most votes at the Annual Meeting will be considered by the Board of Directors in determining the frequency with which we will hold a stockholder vote to approve the compensation of our Named Executive Officers.

The Board of Directors recommends that stockholders vote “1 YEAR” as the preferred frequency of the say-when-on-pay proposal.

APPROVAL OF AN AMENDMENT OF THE

NON-EMPLOYEE DIRECTOR INCENTIVE COMPENSATION PLAN
(PROPOSAL NO. 5)

In September 2014, the Company adopted the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan (the “Director Plan”). The Director Plan was approved by the stockholders in June 2015. The Director Plan was amended by the Governance Committee of the Board of Directors in March 2017 to limit the maximum number of shares that may be covered by incentive awards granted to any non-employee director in any calendar year to 100,000 shares of Class A Common Stock (the “Common Stock”) of the Company, subject to changes in the Company’s capitalization, and to further limit the amount payable to any non-employee director with respect to any calendar year for all cash incentive awards to $1,000,000. This amendment to the Director Plan did not require stockholder approval. In April 2017, the Board of Directors adopted a second amendment to the Director Plan to increase the number of shares by an additional 1,500,000 authorized for issuance under the plan from 3,000,000 to 4,500,000, subject to stockholder approval. As of April 7, 2017, 178,186 shares of Common Stock remained available for grant under the Director Plan.

The Board of Directors believes that the ability to grant equity and other incentives to non-employee directors is critical to the Company’s efforts to attract and retain key talent on the Board and to encourage ownership of shares of Common Stock by non-employee directors.

The closing market price per share of the Common Stock as of April 7, 2017 was $3.50 per share.

Summary of the Non-Employee Director Incentive Compensation Plan, as amended

The following summary of the material terms of the Director Plan, as amended, is qualified in its entirety by reference to the full text of the plan, which is attached as Appendix A and incorporated herein by reference. Unless otherwise indicated, all capitalized terms in the below summary have the meanings given to such terms in the Director Plan.

The purpose of the Director Plan is to promote the interests of the Company and its stockholders by providing non-employee directors, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.

Under the Director Plan, the Compensation Committee may grant to non-employee directors of the Company cash-based awards, stock options or other equity-based awards (including stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units) with respect to a number of shares of Common Stock of the Company that in the aggregate does not exceed 4,500,000 shares (giving effect to the proposed 1,500,000 share increase), plus the number of shares subject to previously issued awards that are subsequently forfeited, cancelled or returned. The aggregate limit described in this paragraph does not take into account any stock options assumed as of a result of any merger or consolidation involving the Company in which the Company is the surviving corporation. At April 7, 2017, a total of 74,201 shares were subject to outstanding awards under the Director Plan. No awards may be made under the Director Plan after September 23, 2024.

The persons eligible to receive awards pursuant to the Director Plan are those non-employee directors of the Company and its subsidiaries whom the Compensation Committee selects from time to time. Approximately nine directors are eligible to participate in the Director Plan.

Subject to changes in the Company’s capitalization, the maximum number of shares of Common Stock that may be covered by incentive awards granted to any non-employee director in any calendar year under the Director Plan is 100,000 shares and the maximum amount payable to any non-employee director under the Director Plan with respect to any calendar year for all cash incentive cash awards is $1,000,000.

The Compensation Committee administers the Director Plan and is authorized to grant awards, designating the non-employee directors of the Company or its subsidiaries who will be granted the awards, the type of award, the number of shares of Common Stock or amount of cash underlying such awards and the terms and conditions of such awards from time to time. Subject to applicable Delaware law, the Compensation Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors or employees of the Company to grant awards to persons who are not executive officers of the Company. The Compensation Committee has the full discretionary authority to administer the Director Plan, including the authority to interpret and construe any provision of the Director Plan and the terms of any award granted thereunder.

In the case of any stock options issued under the Director Plan, the exercise price per share of Common Stock covered by any such option may not be less than the fair market value of a share of Common Stock on the date on which such option is granted. Any stock options granted under the Plan will expire on the ten-year anniversary of the date the option is granted.

Each award agreement will specify the consequences with respect to such award of any termination of employment, leave of absence, and the employee’s death or disability and will also specify any consequences of a Change in Control. For purposes of the Director Plan, a “Change in Control” means: (1) any one person, or more than one person acting as a group, other than the Company or any employee benefit plan sponsored by the Company, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; or (ii) any one person, or more than one person acting as a group, other than the Company or any employee benefit plan sponsored by the Company acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (iii) a majority of members of the Board of Directors is replaced during any 12 -month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one person, or more than one person acting as a group, acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

On or after the date of grant of an award under the Director Plan, the Compensation Committee may (i) accelerate the date on which any such award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such award, including, without limitation, extending the period following a termination of a non-employee director’s service during which any such award may remain outstanding; (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such award; or (iv) provide for the payment of dividends or dividend equivalents with respect to any such award. The Company may not reprice any stock option without the approval of the stockholders of the Company.

The Company is entitled to recoup compensation paid to a participant under the Director Plan to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading.

The number of shares of Common Stock covered by the Director Plan, the maximum number of shares with respect to which the Compensation Committee may grant awards to any individual non-employee director in any calendar year, the number of shares covered by outstanding awards and the exercise price per share of Common Stock, if applicable, of each outstanding award will be appropriately adjusted by the Compensation Committee in the event of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change. In addition, in the event of a dissolution or liquidation, sale of all or substantially all of the assets, or merger, consolidation or similar transaction involving the Company, the Compensation Committee has the power to cancel the outstanding award and pay an equivalent value in cash or exchange the outstanding award for some or all of the property which a holder of the number of shares subject to the award would have received in the transaction or securities of the acquirer or surviving entity, and make an equitable adjustment in the exercise price or number of shares or amount of property subject to the award.

No person has any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any award until the date of the issuance of such shares on the books and records of the Company. Except as otherwise expressly provided in the Director Plan, no adjustment of any award will be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in the Director Plan is intended, or should be construed, to limit authority of the Compensation Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends. At a non-employee director’s request, the Compensation Committee may withhold or permit the non-employee director to tender a portion of the shares underlying an award to satisfy tax withholding obligations incurred in connection with such award.

The Board of Directors may at any time suspend or discontinue the Director Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment will not be effective without such approval. The preceding sentence does not restrict the Compensation Committee’s ability to exercise its discretionary authority pursuant to the Director Plan, which discretion may be exercised without amendment to the Director Plan. Except as expressly provided in the Director Plan, no action taken thereunder may, without the consent of a participant, adversely affect the participant’s rights under any previously granted and outstanding incentive award.

Certain Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to options granted under the Director Plan.

Non-Qualified Options. Generally, a grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be included in the grantee’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee or transferee of the non-qualified option as either capital gain or capital loss and, depending upon the length of period following exercise, either short term or long term.

If a non-qualified option provides for issuance of Common Stock subject to restrictions upon exercise, the grantee receiving such restricted stock will not recognize income for tax purposes until the restrictions lapse, unless he or she elects otherwise, as described below. Rather, the grantee will have taxable income upon lapse of the restrictions equal to the amount by which the fair market value of the shares at the time the restrictions lapse exceeds the exercise price paid on exercise, and the Company will generally have a tax deduction in the same amount. Proceeds from the sale of stock sold after the restrictions lapse will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the fair market value of the stock at the time the restrictions lapse.

Alternatively, a grantee who receives Common Stock subject to restrictions can elect to recognize income immediately upon exercise of the non-qualified option, in which case the grantee’s taxable income and the Company’s tax deduction are generally determined at the time of option exercise, as explained in the first paragraph of this section. However, if the grantee subsequently forfeits the stock or is required to sell it to the Company by the terms of the restriction, the grantee’s tax deduction for any loss on the sale will be limited to the amount, if any, by which the exercise price exceeds the amount paid by the Company on such sale.

If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to the Company, and shares received by the grantee equal in number to the previously acquired shares so exchanged will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.

New Plan Benefits

Awards under the Director Plan are discretionary and are not subject to set benefits or amounts. Accordingly, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future under the Director Plan.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan to increase the number of shares of Common Stock authorized for issuance by 1.5 million shares.

OTHER MATTERS

The Board is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice that any person will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. You can notify the Company by sending a written request to the Company at its address set forth above.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is available at http://ir.osg.com. That Annual Report on Form 10-K does not form part of this Proxy Statement. The Company will provide to any stockholder of the Company, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 upon the written request of such stockholder addressed to the Corporate Secretary of the Company at 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

By order of the Board of Directors,

SUSAN ALLAN
Vice President, General Counsel and Corporate Secretary
Tampa, Florida
April 24, 2017

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APPENDIX A - OVERSEAS SHIPHOLDING GROUP, INC.

NON-EMPLOYEE DIRECTOR INCENTIVE COMPENSATION PLAN

(Dated of as September 23, 2014)

1.	Purpose of the Plan

This Plan is intended to promote the interests of the Company and its shareholders by providing certain non-employee directors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a)        “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

(b)        “Award Agreement” means a written agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

(c)        “Board of Directors” means the Board of Directors of OSG.

(d)        “Cash Incentive Award” means an award granted to a Participant pursuant to Section 8 of the Plan.

(e)        “Change in Control” means (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than OSG or any employee benefit plan sponsored by OSG, acquires ownership of stock of OSG that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total Voting Power of the stock of OSG; or (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than OSG or any employee benefit plan sponsored by OSG acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of OSG possessing thirty percent (30%) or more of the total Voting Power of the stock of OSG; or (iii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A- 3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of this Plan.

(f)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(g)        “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(h)        “Common Stock” means OSG’s Class A common stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 9 of the Plan.

(i)        “Company” means Overseas Shipholding Group, Inc. and all of its Subsidiaries, collectively.

(j)        “Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

(k)        “Effective Date” means the date the Plan is adopted.

(l)        “Employment” means the period during which an individual is classified or treated by the Company as a non-employee director of the Company.

(m)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)        “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination or if the exchange is not open for trading on such date, the immediately preceding day on which the exchange is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading (the “Securities Exchange”). In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(o)       “Incentive Award” means one or more Stock Incentive Awards and/or Cash Incentive Awards, collectively.

(p)       “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(q)       “OSG” means Overseas Shipholding Group, Inc., a Delaware corporation (and any successor thereto).

(r)       “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.

(s)        “Participant” means a non-employee director of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(t)        “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(u)        “Plan” means the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan, as it may be amended from time to time.

(v)       “Securities Act” means the Securities Act of 1933, as amended.

(w)       “Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(x)       “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(y)       “Target Award” means target payout amount for an Incentive Award.

(z)       “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(aa)       “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.	Stock Subject to the Plan

The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 3,000,000 shares of Common Stock in the aggregate. The maximum number of shares referred to in the preceding sentences of this Section 3(a) shall in each case be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Of the shares described, 100% may be delivered in connection with “full-value Awards,” meaning Incentive Awards other than Options or stock appreciation rights; provided, however, that any shares granted under Options or stock appreciation rights shall be counted against the share limit on a one-for-one basis and any shares granted as full-value Incentive Awards shall be counted against the share limit as two (2) shares for every one (1) share subject to such Incentive Award. Shares of Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.

For purposes of the preceding paragraph, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if an Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award, both the shares issued (if any), and the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. In addition, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if shares of Common Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for delivery under the Plan. Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.

4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” as required by NYSE or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of Section 157 of the Delaware General Corporation Law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties.

For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Stock under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, the Company shall not reprice any stock option (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual and any other formal or informal guidance issued by the New York Stock Exchange) without the approval of the shareholders of OSG.

The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and OSG shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those non-employee directors of the Company whom the Committee shall select from time to time. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

6.	Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan.

(a)	Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.

(b)	Term and Exercise of Options

a)              Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement.

b)              Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

c)              An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

7.	Other Stock-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Incentive Award.

8.	Cash Incentive Awards

The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award.

9.	Adjustment Upon Certain Changes

Subject to any action by the shareholders of OSG required by law, applicable tax rules or the rules of any exchange on which shares of common stock of OSG are listed for trading:

(a)	Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be appropriately adjusted or substituted by the Committee. In the event of any change in the number of shares of Common Stock of OSG outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.

(b)	Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.

(c)	Certain Mergers and Other Transactions

In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.

In the event of (i) a dissolution or liquidation of OSG, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving OSG in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(i)       cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

(ii)      provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(e)	Other Changes

In the event of any change in the capitalization of OSG or corporate change other than those specifically referred to in Sections 9(b), (c) or (d), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

(f)	Cash Incentive Awards

In the event of any transaction or event described in this Section 9, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.

(g)	No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of OSG or any other corporation. Except as expressly provided in the Plan, no issuance by OSG of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

(h)	Savings Clause

No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

Furthermore, no provision of this Section 9 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

10.	Change in Control; Termination of Employment

(a)	Change in Control

The consequences of a Change in Control, if any, will be set forth in the Award Agreement in addition to what is provided in this Section 10.

(b)	Termination of Employment

a)              Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of Section 409A of the Code. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code.

b)              The Award Agreement shall specify the consequences with respect to such Option of the termination of Employment of the Participant holding the Option.

11.	Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of OSG. Except as otherwise expressly provided in Section 9 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12.	No Special Employment Rights; No Right to Incentive Award

a)              Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

b)              No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

13.	Securities Matters

a)              OSG shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, OSG shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until OSG is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

b)              The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to OSG shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. OSG may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. OSG shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.	Withholding Taxes

(a)	Cash Remittance

Whenever withholding tax obligations are incurred in connection with any Incentive Award, OSG shall have the right to require the Participant to remit to OSG in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in shares of Common Stock), OSG shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b)	Stock Remittance

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to OSG a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c)	Stock Withholding

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, OSG shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it or any Incentive Award in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16.	Recoupment

Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent permitted or required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan.

17.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

18.	Transfers

Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the

Committee may determine. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind OSG unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

19.	Expenses and Receipts

The expenses of the Plan shall be paid by OSG. Any proceeds received by OSG in connection with any Incentive Award will be used for general corporate purposes.

20.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21.	Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

22.	Governing Law

The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

23.	Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

24.	Effective Date and Term of Plan

The Effective Date of the Plan is September 23, 2014. No grants of Incentive Awards may be made under the Plan after September 23, 2024.

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OVERSEAS SHIPHOLDING GROUP, INC. 302 KNIGHTS RUN AVENUE, SUITE 1200 TAMPA, FL 33602 ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E28192-P91732	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.					For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:					All	All	Except

Vote on Directors					☐	☐	☐

1.	Election of Directors

	Nominees:

	01)	Timothy J. Bernlohr	05)	Ronald Steger
	02)	Joseph I. Kronsberg	06)	Gary Eugene Taylor
	03)	Anja L. Manuel	07)	Ty E. Wallach
	04)	Samuel H. Norton	08)	Douglas D. Wheat

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain	The Board of Directors recommends you vote 1 Year on the following proposal:		1 Year	2 Years	3 Years	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2017;				☐	☐	☐	4.	Approval by an advisory vote of one year as the preferred frequency of when stockholders vote on compensation of the NEOs; and	☐	☐	☐	☐

3.	Approval by an advisory vote of the compensation for 2016 of the Named Executive Officers (“NEOs”);				☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

								5.	Approval of an amendment to the Company’s Non-Employee Director Incentive Compensation Plan to increase the number of shares of common stock by 1.5 million shares.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.							☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)		Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

You may access the Proxy Statement and the Company’s 2016 Annual Report at http://ir.osg.com.

E28193-P91732

OVERSEAS SHIPHOLDING GROUP, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 6, 2017

The undersigned hereby appoints SUSAN ALLAN and CHRISTOPHER WOLF, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Chrysler Room at Grand Hyatt New York, 109 East 42nd Street at Park Avenue, New York, New York, on Tuesday, June 6, 2017 at 12:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do on the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his or her substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2016 AS DESCRIBED IN THE COMPANY’S PROXY STATEMENT, FOR THE APPROVAL BY AN ADVISORY VOTE OF ONE YEAR AS THE PREFERRED FREQUENCY OF WHEN STOCKHOLDERS VOTE ON COMPENSATION OF THE NEOS, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S NON-EMPLOYEE DIRECTOR INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

V.1.2